CIT GROUP INC.
505 Fifth Avenue
New York, NY 10017

March 31, 2010

Dear Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 11, 2010, at 11:00 a.m., Eastern Daylight Saving Time, at our corporate offices at One CIT Drive, Livingston, New Jersey 07039. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

     The notice of meeting and proxy statement following this letter describe the business to be transacted. You are asked to elect your Board of Directors for the upcoming year, to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, and to provide nonbinding approval of the compensation for our executives, as disclosed in CIT’s Proxy Statement for the 2010 Annual Meeting of Stockholders.

     In addition to the formal items of business to be brought before the meeting, I will report on our business and respond to stockholder questions.

     Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the instructions to vote online or by telephone. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

     Thank you for your support. To be connected to CIT’s website, go to www.cit.com.

Sincerely yours,

John A. Thain
Chairman and
Chief Executive Officer

CIT GROUP INC.
One CIT Drive
Livingston, NJ 07039

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2010

TO OUR STOCKHOLDERS:

     The Annual Meeting of Stockholders of CIT Group Inc. will be held at the corporate offices at One CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 11, 2010 at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	to elect 12 directors to serve for one year or until the next annual meeting of stockholders;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2010; and

3.	to vote on a nonbinding resolution to approve the compensation for CIT’s executives, as disclosed in CIT’s Proxy Statement for the 2010 Annual Meeting of Stockholders.

     CIT’s Board of Directors has fixed the close of business on March 15, 2010 as the record date for determining holders of CIT common stock entitled to notice of and to vote at the meeting. Internet and telephone voting are available until 11:59 p.m. Eastern Daylight Saving Time the day prior to the meeting.

     You are cordially invited to attend the meeting. Whether or not you are personally able to attend the meeting, please vote your proxy as soon as possible. Voting instructions to vote online, by telephone or by mail are in the Notice of Annual Meeting mailed to you on March 31, 2010 or in the Question and Answer section of the proxy materials that follow this letter. In each case, you will need your personal Control Number, which is in the Notice of Annual Meeting mailed to you on March 31, 2010. There is no charge for requesting printed materials. Stockholders who request printed materials for 2010 will continue to receive printed materials in future years until such time as they may opt-out of paper delivery. To facilitate timely delivery of the proxy materials for the 2010 Annual Meeting, please make your request on or before April 28, 2010.

     Go to www.cit.com to be connected to CIT’s website.

By Order of the Board of Directors,

Robert J. Ingato
Executive Vice President,
General Counsel and Secretary

Livingston, New Jersey
March 31, 2010

YOUR VOTE IS IMPORTANT.
PLEASE VOTE YOUR PROXY.

CIT GROUP INC.

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

As permitted by rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to this Proxy Statement and our 2009 Annual Report to you electronically via the Internet at www.proxyvote.com. If you are a holder of record, you will also receive this Proxy Statement and our 2009 Annual Report by mail.

If you received a Notice of Annual Meeting (“Notice”) by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you how to access and review all of the important information contained in the Proxy Statement and 2009 Annual Report. The Notice also instructs you how to submit your vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice or as set forth below under “Vote by Mail.”

Who is soliciting my vote?

The Board of Directors of CIT Group Inc. is soliciting your vote for our 2010 Annual Meeting of Stockholders.

What will I vote on?

You are being asked to vote on:

  the election of 12 directors for a term of one year or until the next annual meeting of stockholders;

  the ratification of the selection of our independent auditors for 2010; and

  a nonbinding resolution to approve the compensation for CIT’s executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed in CIT’s Proxy Statement for the 2010 Annual Meeting of Stockholders.

What is the record date for the Annual Meeting?

The record date is the close of business on March 15, 2010. The record date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement thereof.

How many votes can be cast by all stockholders?

A total of 200,058,819(1) votes may be cast on each matter presented, consisting of one vote for each share of CIT common stock, par value $0.01 per share, which was outstanding on the record date. CIT’s common stock is listed on the New York Stock Exchange (“NYSE”), and CIT is subject to the NYSE’s rules and regulations. There is no cumulative voting.

(1)	This number reflects as being outstanding 1,024,514 shares that we are obligated to issue to former debtholders in exchanges that are not yet completed.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 100,029,410 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. This will help us know as soon as possible that enough votes will be present to hold the meeting. In determining whether a quorum exists, we will include in the count (i) shares represented by proxies that reflect abstentions and (ii) shares referred to as “broker non-votes”(i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners, or persons entitled to vote, and that are not voted by that broker or nominee).

How do I vote?

You may vote at the Annual Meeting in person or by proxy.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), we have furnished you with the proxy materials, including the enclosed proxy card. You may vote by mail, by telephone, on the internet, or by attending the meeting and voting in person, as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to determine which voting options are available to you.

Vote by Mail

To vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided. If you received a Notice, you can vote by mail by requesting paper copies of the proxy and materials by calling 1-800-579-1693, or going to www.proxyvote.com or by sending an email to sendmaterial@proxyvote.com and requesting a proxy card. If you request a proxy card by e-mail, please send a blank e-mail with your 12-digit Control Number in the subject line. Your Control Number is in the Notice of Annual Meeting mailed to you on March 31, 2010. Upon receipt of your request, the proxy card and printed copies of the annual report and other proxy materials will be mailed to you. Upon receipt, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope. If you request printed copies, in future years, you will continue to receive printed copies of the proxy card and other materials automatically until such time as you may opt-out of receiving printed copies. If you wish to vote by mail, please make your request for paper copies of the proxy and materials on or before April 28, 2010. Votes by mailed proxy card must be received at CIT Group Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by 8:00 a.m. E.D.S.T. on the day of the Annual Meeting.

Vote by Telephone

You can vote by calling 1-800-690-6903. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on March 31, 2010. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. E.D.S.T. on May 10, 2010.

Vote on the Internet

You can also choose to vote on the internet by going to www.proxyvote.com. You will need your 12-digit Control Number, which is in the Notice of Annual Meeting mailed to you on March 31, 2010. Use the internet to transmit your vote up until 11:59 p.m. E.D.S.T. on May 10, 2010.

Vote at the Annual Meeting

If you want to vote in person at the Annual Meeting and you are a holder of record, you must register with the Inspector of Election at the Annual Meeting and produce valid identification. If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the Annual Meeting, present it to the Inspector of Election, and produce valid identification.

How many votes will be required to elect a director or to adopt the proposals?

  To elect directors to the Board, a majority of the votes cast at the Annual Meeting is required. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

  To ratify the selection of our independent auditors, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

  To approve the nonbinding resolution on the compensation for our executives, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, a majority of the shares represented at the Annual Meeting and entitled to vote is required.

Can a director be elected without receiving votes from a majority of the shares outstanding?

If a stockholder has provided notice of an intention to nominate one or more candidates to compete with the Board’s nominees, in accordance with the requirements of our Bylaws, and such stockholder has not withdrawn such nomination by the tenth day before we mail our Notice of Annual Meeting, then a director can be elected by a plurality of the votes cast. This means that the twelve nominees who receive the most votes “for” will be elected, even if it is less than a majority of the total shares outstanding, and stockholders will not be permitted to vote “against” a nominee. However, under our Bylaws and Corporate Governance Guidelines, if the election for directors is uncontested, meaning that the only nominees are those recommended by the Board, then each nominee for director must receive more votes “for” than “against” his or her election or re-election. Any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board of Directors whether to accept such resignation. The Board will act on the recommendation of the Nominating & Governance Committee no later than 90 days following the date of the Annual Meeting. See “CIT’s Corporate Governance — Majority Voting for Directors.” No stockholder has nominated any candidates for our Board, and therefore, the election is uncontested.

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

  send in a new proxy card with a later date;

  send a written revocation to the Corporate Secretary;

  cast a new vote by telephone or internet; or

  attend the Annual Meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of CIT at One CIT Drive, Livingston, NJ 07039, or by delivering a duly executed proxy bearing a later date. If you attend the Annual Meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “for” each of the twelve nominees named in “Proposal 1, Election of Directors” and “for” the other two proposals.

What if I vote to abstain?

In the election of directors, you can vote for or against the twelve directors named on the proxy card, or you may abstain from voting for one or more of the directors. Abstentions will not affect the vote on the election of directors.

In connection with all other proposals, you may vote for or against each proposal, or you may abstain from voting on those proposals. Abstentions on all other proposals (other than the proposal to elect directors) will have the same effect as a vote against the proposals.

What happens if I do not vote?

If you are a holder of record and you do not vote shares held in your name, those shares will not be voted.

If you hold your shares in street name with a broker who is a member of the NYSE and do not instruct your broker as to how to vote your shares, your broker can vote your shares on the ratification of the selection of our independent auditor in your broker’s discretion. However, your broker cannot vote on the election of directors or the nonbinding, advisory vote on the compensation of our executives as disclosed pursuant to the compensation disclosure rules of the SEC.

If your broker votes your shares on some, but not all, of the proposals, the votes will be “broker non-votes” for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors, the ratification of the selection of the independent auditor, or the nonbinding, advisory vote on the compensation of our executives.

Brokers who are members of the National Association of Securities Dealers, Inc. may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. A member broker of the NYSE may not, under NYSE rules, vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board or (c) proposed by any CIT stockholder who is entitled to vote at the Annual Meeting and who has complied with the notice procedures in our By-Laws. The deadline for any stockholder to notify us of any proposals was February 11, 2010. We did not receive notice of any stockholder proposals.

What was the deadline for stockholders to notify us of proposals for the 2010 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2010 Annual Meeting for inclusion in the

Proxy Statement was December 1, 2009. The deadline for submitting stockholder proposals for the 2010 Annual Meeting for inclusion on the agenda was February 11, 2010.

What is the deadline for stockholders to notify us of proposals for the 2011 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2011 Annual Meeting for inclusion in the Proxy Statement is December 1, 2010. The deadline for submitting stockholder proposals for the 2011 Annual Meeting for inclusion on the agenda is February 10, 2011.

Will a representative of the Company’s independent registered public accounting firm be present at the Annual Meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting and can answer questions that you may have. The representative will also have the opportunity to make a statement, if PricewaterhouseCoopers LLP desires to do so. The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2010, subject to ratification by stockholders.

Will the directors attend the Annual Meeting?

Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. At the 2009 Annual Meeting of Stockholders, all nominees for director who were on the Board at that time were present, except for William M. Freeman.

How can I attend the Annual Meeting?

Only stockholders as of the record date, March 15, 2010 (or their proxy holders), may attend the Annual Meeting. If you plan to attend the Annual Meeting or appoint someone to attend as your proxy, please check the box on your proxy card. If you are voting by telephone or Internet, follow the instructions provided to indicate that you or your proxy holder plan to attend. You or your proxy holder will then need to show photo identification at the stockholders’ admittance desk to gain admittance to the Annual Meeting.

If you do not inform us in advance that you plan to attend the Annual Meeting, you will need to bring with you:

  photo identification, and

  if you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

According to public filings, as of March 15, 2010, there were three holders that beneficially owned more than 5% of our common stock: Carl C. Icahn, Fairholme Capital Management, L.L.C., and David Einhorn. See “Security Ownership of Certain Beneficial Owners and Management — Security Ownership of Certain Beneficial Owners.”

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the record date will be available at our offices at 505 Fifth Avenue, New York, New York 10017 and One CIT Drive, Livingston, NJ 07039 from May 1, 2010 to the date of the Annual Meeting for inspection and review by any stockholder during regular business hours. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

CIT pays the cost of preparing proxy materials and of soliciting your vote. Proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

PROPOSAL 1

ELECTION OF DIRECTORS

     Our full Board of Directors met 43 times during 2009. The Audit Committee met 13 times, the Compensation Committee met 16 times, the Nominating & Governance Committee met 7 times and the Risk Management Committee, which was formed in 2009, met 3 times during the year. All of the nominees listed below who were Board members during all or a portion of 2009 attended at least 75% of the aggregate of the meetings of the Board and of any committee on which he or she served (or, for those directors who first joined the Board in 2009, held during the periods that he or she served). Two of the nominees below were first appointed to the Board in the 1st Quarter of 2010 and are not included in the 2009 attendance calculation. In addition, in accordance with our Corporate Governance Guidelines, all of the nominees for director who were on the Board at that time, except William M. Freeman, attended our 2009 Annual Meeting. Under our Corporate Governance Guidelines, directors are expected to attend our Annual Meeting of Stockholders.

     The directors elected at the Annual Meeting will each serve for a term of one year, or until the next annual meeting of stockholders. Should any nominee become unavailable for election, the Board may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee. Management is not aware of any circumstances likely to render any nominee unavailable. Election of directors will be by a majority of the votes cast, except as described below under “CIT’s Corporate Governance — Majority Voting for Directors”.

     The following individuals are the twelve nominees for election as directors at the Annual Meeting. The information below includes each nominee’s age as of February 15, 2010 and business experience during the past five years, and was provided to CIT by the nominees. CIT knows of no family relationship among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that are not referred to below. The nominees are all independent, except as described below under “CIT’s Corporate Governance — Independence of Directors.”

Nominees

Name	Age	Principal Occupation

John A. Thain	54	Chairman of the Board and Chief Executive Officer of CIT

Michael J. Embler	45	Former Chief Investment Officer of Franklin Mutual Advisors LLC

William M. Freeman	57	Former Chairman of the Board of Arbinet-thexchange, Inc.

Arthur B. Newman	66	Co-Head of the Restructuring and Reorganization Advisory Group at Blackstone Group L.P.

Daniel A. Ninivaggi	45	President of Icahn Enterprises L.P.

R. Brad Oates	56	Chairman and Managing Partner of Stone Advisors, LP

Marianne Miller Parrs	65	Retired Executive Vice President and Chief Financial Officer of International Paper Company

Gerald Rosenfeld	63	Deputy Chairman of Rothschild North America

John R. Ryan	64	Lead Director of the Board of CIT, President and Chief Executive Officer of the Center for Creative Leadership

Seymour Sternberg	66	Retired Chairman of the Board and Chief Executive Officer of New York Life Insurance Company

Peter J. Tobin	65	Retired Special Assistant to the President of St. John’s University

Laura S. Unger	49	Independent Consultant, Former Commissioner of the U.S. Securities and Exchange Commission

     John A. Thain has served as Chairman and Chief Executive Officer of CIT since February 2010. In January 2009, prior to joining CIT, Mr. Thain was President of Global Banking, Securities and Wealth Management for Bank of America. From December 2007 to January 1, 2009, prior to its merger with Bank of America, Mr. Thain was chairman and chief executive officer of Merrill Lynch & Co., Inc. From June 2006 to December 2007, Mr. Thain served as chief executive officer and a director of NYSE Euronext, Inc. following the NYSE Group and Euronext N.V. merger. Mr. Thain joined the New York Stock Exchange in January 2004, serving as chief executive officer and a director. From June 2003 through December 2003, Mr. Thain was the president and chief operating officer of The Goldman Sachs Group Inc., and from May 1999 through June 2003 he was president and co-chief operating officer of The Goldman Sachs Group, L.P. From 1994 to 1999, Mr. Thain served as chief financial officer and head of operations, technology and finance, and from 1995 to 1997 he was also co-chief executive officer for European operations for The Goldman Sachs Group, L.P. Mr. Thain currently serves, or during the preceding five years served, as a member of the MIT Corporation Board, the Dean’s Advisory Council of MIT/Sloan School of Management, the U.S. National Advisory Board of INSEAD, the Board of Managers of the New York Botanical Garden and the Board of Directors of the French-American Foundation. Mr. Thain currently is a trustee of New York-Presbyterian Hospital, a General Trustee of Howard University, and a Trustee and Corporate Officer of The Antz Foundation, a private foundation. Mr. Thain provides the Board with extensive experience as a senior leader of large and diverse financial institutions, including experience in risk management, and, as Chief Executive Officer, he will be able to provide in-depth knowledge of the Company’s business and affairs, management’s perspective on those matters and an avenue of communication between the Board and management.

     Michael J. Embler has served as a director of CIT since December 2009. He formerly served as the Chief Investment Officer of Franklin Mutual Advisers LLC, an asset management subsidiary of Franklin Resources, Inc. Mr. Embler joined Franklin Mutual Advisers in 2001 and, prior to becoming Chief Investment Officer in 2005, served as head of its Distressed Investment Group. From 1992 until 2001, he worked at Nomura Holdings America, where he served as Managing Director managing a team investing in a proprietary fund focused on distressed and other event-driven corporate investments. Mr. Embler serves on the Board of Directors of Abovenet Inc., Corlears School and Kindred Healthcare Inc. Mr. Embler provides the Board with experience in restructurings and an expertise in capital markets and capital management.

     William M. Freeman has served as a director of CIT since July 2003. Mr. Freeman retired in February 2010 as Chairman of the Board of Arbinet-thexchange, Inc., in which capacity he had served, since June 2008. Previously, Mr. Freeman served as President and Chief Executive Officer and Director of Arbinet-thexchange, Inc. from November 2007 until September 2008. Prior to joining Arbinet-thexchange, Mr. Freeman was elected to the Board of Motient Corp., now Terrestar Corp., in February 2007, and Chairman of Motient/Terrestar in March 2007. Mr. Freeman also served as Chief Executive Officer and Director of Leap Wireless International, Inc. from May 2004 to February 2005 and as President of the Public Communications Group of Verizon Communications Inc. from 2000 to February 2004. Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman is a founder and co-owner of Synthesis Security LLC. Mr. Freeman currently serves, or during the preceding five years served, on the Board of Trustees of Drew University, and as a director of Value Added Holdings, Inc., a privately held communications company. Mr. Freeman provides the Board with extensive experience in managing organizations of all different sizes.

     Arthur B. Newman has served as a director of CIT since December 2009. He currently serves as Senior Managing Director and Co-Head of the Restructuring and Reorganization Advisory Group of Blackstone Group L.P., a position which he has held since 1991. In this capacity, he has served as advisor to both debtors and creditors on some of the largest business restructurings across a variety of industries. Prior to joining Blackstone Group, Mr. Newman served from 1989 until 1991 as a Managing Director and Head of the Restructuring and Reorganization Group at Chemical Bank & Trust Company. Mr. Newman currently serves, or during the preceding five years served, on the Board of Directors for Modern Courts and the Committee for Modern Courts. Mr. Newman provides the Board with significant experience and expertise in managing a large financial services organization and in restructuring organizations.

     Daniel A. Ninivaggi has served as a director of CIT since December 2009. He was appointed President of Icahn Enterprises L.P., a diversified holding company, effective April 1, 2010. Effective March 18, 2010, Mr. Ninivaggi was elected as a non-independent director to the Board of Federal-Mogul Corporation, in which Icahn Enterprises L.P. is the majority shareholder. Previously, he served as Of Counsel to the international law firm of Winston & Strawn LLP since July 2009. From 2003 until July 2009, Mr. Ninivaggi served in a variety of executive positions at Lear Corporation, a global automotive supplier, including General Counsel from 2003 through 2007, Senior Vice President from 2004 until 2006 and most recently Executive Vice President and Chief Administrative Officer from 2006 until 2009. Prior to joining Lear Corporation, from 1998 until 2003, Mr. Ninivaggi was a partner of Winston & Strawn LLP, specializing in corporate finance, mergers and acquisitions, and corporate governance. Mr. Ninivaggi provides the Board with experience as both a senior executive and as legal counsel for a large organization and provides corporate governance expertise.

     R. Brad Oates has served as a director of CIT since December 2009. He currently serves as Chairman and Managing Partner of Stone Advisors, LP, a strategic advisory firm specializing in distressed asset situations, which is currently engaged as a contractor by the FDIC to assist in resolving bank receiverships. Prior to joining Stone Advisors, Mr. Oates served from 1988 until 2003 as President and Chief Operating Officer of Bluebonnet Savings Bank FSB, responsible for bank operations and strategic planning in a bank turnaround situation, and as Executive Vice President of Stone Holdings, Inc., the holding company for Bluebonnet Savings Bank and a private investment company specializing in banking, information services, risk management and emerging technologies. Mr. Oates currently serves, or during the preceding five years served, as Chairman of the Board of Directors of NFC Global, LLC. Mr. Oates provides the Board with extensive experience in managing troubled financial institutions and a strong background in operating regulated banks.

     Marianne Miller Parrs has served as a director of CIT since January 2003. Ms. Parrs retired at the end of 2007 from the International Paper Company where she had served as Executive Vice President and Chief Financial Officer since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain — Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper. Previously, she served in a number of other executive and management positions at International Paper since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs currently serves, or during the preceding five years served, on the Board of Rise Foundation in Memphis, Tennessee, the Board of the Leadership Academy, Memphis, the Board and Audit Committee of The Stanley Works, the Board, the Audit Committee and the Nominating and Governance Committee of Signet Jewelry, and is on the Board and is Treasurer of Josephines Circle, Memphis. Ms. Parrs provides the Board with financial and operational expertise as a result of her significant experience in those roles in industry.

     Gerald Rosenfeld has served as a director of CIT since January 2010. He is Deputy Chairman of Rothschild North America, and previously served as its Chief Executive Officer from 1999 to 2007. Prior to joining Rothschild, he was President of G Rosenfeld & Co LLC, an investment banking firm. Prior to founding G Rosenfeld & Co in 1998 he was Head of Investment Banking and a member of the Management Committee of Lazard Freres & Co LLC. Mr. Rosenfeld joined Lazard in 1992 after holding significant management positions at Bankers Trust Company, Salomon Inc. and its Salomon Brothers subsidiary and McKinsey & Company. Prior to joining McKinsey, Mr. Rosenfeld was a member of the faculty of the City College of New York, New York University and the University of Maryland. Mr. Rosenfeld currently serves, or during the preceding five years served, as a member of the Board of Directors of Resources Connection, ContiGroup Companies, on the Board of Overseers of New York University’s Stern School of Business where he also serves as an Adjunct Professor of Finance, and on the Boards of Continental Grain Company, the Jewish Theological Seminary, the American Academy of Arts and Sciences, and Catalist LLC. Mr. Rosenfeld provides the Board with experience and expertise in risk management and finance, including the management of risk in a regulated environment.

     Vice Admiral John R. Ryan has served as a director of CIT since July 2003 and was appointed Lead Director by the Board in May 2008. Mr. Ryan has been President and Chief Executive Officer of the Center for Creative Leadership in Greensboro, North Carolina since May 2007. Previously, Mr. Ryan served as Chancellor of the State University of New York since June 2005. Mr. Ryan also served as President of the State University of New York Maritime College from June 2002 until June 2005 while also serving as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy, Annapolis, Maryland. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan currently serves, or during the preceding five years served, as a director of Cablevision Systems Corp., the Center for Creative Leadership, and as Chairman of the Board of the U.S. Naval Academy Foundation. Mr. Ryan provides the Board with experienced leadership and an expertise in managing large complex organizations.

     Seymour Sternberg has served as a director of CIT since December 2005. Mr. Sternberg served as Chairman of the Board of New York Life Insurance Company from April 1997 until June 2009. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, President, Chief Operating Officer and Chief Executive Officer. Mr. Sternberg serves on the Board of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations and the Business Roundtable, serving on its Task Forces on International Trade and Investment, Security and Fiscal Policy. Mr. Sternberg currently serves, or during the preceding five years served, on the boards of Express Scripts, the U.S. Chamber of Commerce, Columbia-Presbyterian Hospital, Northeastern University, the Hackley School, Big Brothers/Big Sisters, New York City Partnership, the New York City Leadership Academy, and the Kennedy Center Corporate Fund. Mr. Sternberg provides the Board with experience in managing a large regulated institution and expertise in finance and operations.

     Peter J. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin served as CIT’s Interim Chief Executive Officer from January 19, 2010 through February 7, 2010. He retired from St. John’s University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John’s University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John’s University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. Mr. Tobin currently serves, or during the preceding five years served, as a director of AXA Financial, AllianceBernstein Corporation, a subsidiary of AXA Financial that manages mutual funds, H.W. Wilson, a publishing company, and as an officer and director of Rock Valley Tool. Mr. Tobin provides the Board with expertise and experience in managing and overseeing a large bank and bank holding company as well as financial expertise as a retired CFO of a bank.

     Laura S. Unger has served as a director of CIT since January 2010. She served as Commissioner of the U.S. Securities and Exchange Commission (SEC) from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. Subsequent to this she served as a Regulatory Expert for CNBC. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs. Prior to working on Capitol Hill, she was an attorney with the Enforcement Division of the SEC. Ms. Unger currently serves, or during the preceding five years served, as a director of Ambac Financial Group, Inc., the IQ Funds Complex, CA, Inc., MBNA Corp. and Children’s National Medical Center Foundation. She also acts as the Independent Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement and the Marwood Group. Ms. Unger provides the Board with regulatory and legislative experience as well as significant corporate governance expertise.

The Board of Directors recommends a vote “For” each of the nominees for director.

     A majority of the votes cast at the Annual Meeting is required to elect directors to the Board. A nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election.

CIT’S CORPORATE GOVERNANCE

Independence of Directors

     Our Corporate Governance Guidelines require that a substantial majority of the Board be composed of directors who meet the independence criteria established by the NYSE. For a director to be considered independent, the Board must affirmatively determine that neither the director nor any of such director’s immediate family has a material relationship with CIT (either directly or as a partner, stockholder, or officer of an organization that has a relationship with CIT). In making its determination, the Board considers all relevant facts and circumstances, both with respect to the director and with respect to any persons or organizations with which the director has an affiliation, including immediate family members. The Board considers the following criteria, among others, in determining whether a director qualifies as independent:

  the director cannot be or have been an employee, or have an immediate family member who is or was an executive officer, of CIT during the preceding three years;

  the director cannot receive, or have an immediate family member who has received, during any 12 month period during the preceding three years, more than $120,000 per year in direct compensation from CIT, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

  the director cannot be a partner of or employed by, or have an immediate family member who is a partner of or employed in a professional capacity by, a present or former internal or external auditor of CIT during the preceding three years;

  the director cannot be or have been employed during the preceding three years, or have an immediate family member who is or was employed during the preceding three years, as an executive officer of another company if any of CIT’s present executives serves or served at the same time on that company’s compensation committee; and

  the director cannot be an executive officer or an employee, or have an immediate family member who is an executive officer, of a company that made payments to or received payments from CIT for property or services in an amount per year in excess of the greater of $1 million or 2% of such company’s consolidated gross revenues in any of such company’s last three fiscal years.

     Pursuant to CIT’s written Related Person Transactions Policy and the Charter of CIT’s Nominating & Governance Committee, the Nominating & Governance Committee (or in certain cases its Chair) reviews and approves all transactions between CIT and any “related person” that are required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (the “Commission”). As required by our Related Person Transactions Policy, we survey directors and executive officers on an annual basis, and require new directors to complete a questionnaire, to determine whether they have entered into any related person transactions. In addition, directors and executive officers are required to advise us prior to entering into new transactions between the annual surveys. For purposes of determining the impact of payments to or from CIT for property or services on director independence, we do not include payments made in the ordinary course of business, such as for utilities, or payments for property or services awarded as a result of a competitive bid. In addition to the above criteria, the Nominating & Governance Committee reviews all of CIT’s charitable contributions in any calendar year that exceed the lesser of $25,000 or 2% of the charity’s annual consolidated gross revenues to an organization with which a director is affiliated to consider the contribution’s potential impact on the applicable director’s independence.

     Except for Mr. Thain, our CEO, the Board has determined that all of the directors are independent under the criteria established by the New York Stock Exchange and under CIT’s Corporate Governance Guidelines. In making this determination, the Board considered that New York Life Insurance Company, for whom Mr. Sternberg was Chairman until June 1, 2009 and Chief Executive Officer until July 1, 2008, provides services to CIT. The Board determined that Mr. Sternberg is independent, notwithstanding the services provided to CIT by his former employer, because the services are arms-length transactions provided in the ordinary course of business, the fees payable are less than 2% of the consolidated gross revenues for each of the last three years for each of CIT and the service provider, the contract was awarded pursuant to a competitive bid process, and Mr. Sternberg is no longer an officer of New York Life Insurance Company.

     Effective April 1, 2010, Mr. Ninivaggi, a director and member of our Nominating & Governance Committee, was named president of Icahn Enterprises L.P. (“Icahn Enterprises”), a publicly traded company controlled by Carl C. Icahn. CIT has had and continues to have various business dealings with Icahn Enterprises. Among other things, entities affiliated with Icahn Enterprises acquired CIT secured notes in connection with our reorganization in bankruptcy (of which approximately $1.4 billion of the outstanding notes were held by affiliates of Icahn Enterprises at December 31, 2009), and CIT has purchased and continues to purchase railcars and related services from American Railcar Industries (“ARI”) a manufacturing company acquired by Icahn Enterprises in early 2010 from another company controlled by Mr. Icahn (payments with respect to these purchases and services totaled approximately $175 million in 2009, $370 million in 2008 and $360 million in 2007). In addition, certain consolidated subsidiaries of Icahn Enterprises have historical lending and leasing relationships with CIT. As of December 31, 2009 there were approximately $1.3 million in outstanding equipment leases to such subsidiaries as well as a $50 million line of credit from our Trade Finance business unit, of which $0 was outstanding as of December 31, 2009. In determining that Mr. Ninivaggi is independent, the Board considered these transactions with Icahn Enterprises and concluded that they are not material for this purpose because they have been (and continue to be) conducted on an arms-length basis on customary market terms and, because Icahn Enterprises did not acquire the railcar company until 2010, these transactions represented only a small portion (less than 2%) of the revenues of Icahn Enterprises in each of the three prior calendar years. In addition, CIT expects its purchases from ARI to be substantially smaller in 2010 than in prior years. See “Certain Relationships and Related Transactions” for more detail on the railcar transactions.

     The non-management directors meet in executive session during each regularly scheduled meeting of the Board and many of the special meetings of the Board. The Board elected Vice Admiral John R. Ryan as Lead Director, and, in such capacity, he presides at executive sessions of the independent directors, reviews and provides input with respect to the agenda for Board meetings and coordinates communications between the Board and the CEO. A current copy of the Corporate Governance Guidelines is available on our website at http://www.cit.com/about-cit/corporategovernance/ index.htm, or a hard copy is available by written request to our General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039. The Corporate Governance Guidelines were adopted by the Board on January 21, 2004 and last amended on February 25, 2010.

Appointment of Directors

     As part of CIT’s reorganization, which was approved by the United States Bankruptcy court for the Southern District of New York and completed in the 4th Quarter of 2009, CIT committed to reconstitute a significant portion of its Board of Directors. Pursuant to the restructuring, the members of the lenders steering committee, comprised of certain significant debtholders of CIT, retained the executive search firm of Spencer Stuart to assist the steering committee in identifying four candidates for submission to the CIT Group Inc. Board’s Nominating & Governance Committee for consideration, and agreed that Icahn Enterprises L.P., another significant debtholder, although not a member of the steering committee, could identify one of the four candidates. In addition, any holder of more than 1% of CIT’s debt, other than members of the lenders’ steering committee and Icahn Enterprises L.P., as of a fixed date was allowed to recommend up to three candidates to CIT’s Nominating & Governance Committee provided that no more than one candidate recommended by any such debtholder could be appointed to the Board. The Nominating & Governance Committee evaluated all candidates proposed and recommended that seven candidates be appointed to CIT’s Board. Pursuant to the terms of the Written Agreement dated August 12, 2009 between CIT and the Federal Reserve Bank of New York, those candidates were all approved by the Federal Reserve Board. On December 22, 2009, the full Board appointed Michael J. Embler, Arthur B. Newman, Daniel A. Ninivaggi and R. Brad Oates to serve on the Board, on January 12, 2010, the Board appointed Gerald Rosenfeld and Laura Unger to the Board, and on January 21, 2010, the Board appointed Anthony Terracciano to the Board. Mr. Terracciano subsequently resigned from the Board due to health issues. Of the twelve nominees, the following five were on the Board prior to CIT’s filing for bankruptcy on November 1, 2009 and remain on the Board post-emergence from bankruptcy: William M. Freeman, Marianne Miller Parrs, John R. Ryan, Seymour Sternberg, and Peter J. Tobin. One director position remains to be filled to replace Mr. Terracciano.

Diversity of Directors

     Under CIT’s Corporate Governance Guidelines, the Board seeks diversity in its members with respect to background, skills and expertise, industry knowledge, and experience. Our Corporate Governance Guidelines set forth general criteria for nomination to CIT’s Board, including:

  judgment, integrity, commitment, and candor;

  leadership and decision-making experience in complex organizations, including corporations, financial institutions, government, education, and military institutions;

  expertise, knowledge, and skills useful for overseeing our business; and

  diversity of background, perspectives, skills and experience.

     The Nominating & Governance Committee periodically reviews with the Board the skills and characteristics appropriate for CIT’s directors.

Majority Voting for Directors

     Under our By-Laws and Corporate Governance Guidelines, if the nominees are all nominated by CIT, a nominee for director is elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. However, directors are elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of CIT receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees set forth in our By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth day before CIT first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, as permitted under Delaware Law and our By-Laws, stockholders shall not be permitted to vote against a nominee. Votes cast shall not include abstentions with respect to the election of directors. Under our Corporate Governance Guidelines, any nominee who fails to receive the required vote “for” his or her election or re-election must promptly tender his or her resignation to the Chairman of the Board. If an incumbent director fails to receive the required vote for re-election, the Nominating & Governance Committee will promptly consider the resignation submitted by such director and will recommend to the full Board whether to accept such resignation. The Nominating & Governance Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons why stockholders voted “against” the director, the length of service and qualifications of the director, the director’s contributions to CIT, and CIT’s Corporate Governance Guidelines.

     The Board will act on the recommendation of the Nominating & Governance Committee no later than 90 days following the date of the stockholders’ meeting at which the election occurred. The Board will review the factors considered by the Nominating & Governance Committee and such other information and factors as the Board deems relevant. We will promptly disclose the Board’s decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the Commission.

     If one or more directors’ resignations are accepted by the Board, the Nominating & Governance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Board Leadership Structure

     The positions of Chief Executive Officer and Chairman for CIT are held by one person, currently John A. Thain. In deciding to continue CIT’s practice of combining the CEO and Chairman positions, the primary factors considered by the Board were the importance of a unified strategic and operating focus, the benefits of clarity in the management structure of the organization, and the need for consistent communications to shareholders, customers, regulators and other constituencies. This structure also best assures that the leader of the organization is closely connected with both the Company’s senior level managers and the Board and is therefore better able to appreciate and balance the perspectives of both groups. To establish a liaison between the non-management directors and the Chairman and CEO and thus facilitate effective communication between them, as well as to facilitate the deliberations of the non-management directors in executive session, CIT’s Board also appoints a Lead Director who is independent. This position is currently held by Mr. Ryan.

The Board’s Role in Risk Oversight

     We believe that effective risk management is very important to the success of our firm; accordingly, we have a comprehensive risk management process that monitors, evaluates and manages the risks we assume in conducting our activities. Our Board’s oversight of this risk management process is effected primarily through our Audit Committee and our Risk Management Committee. The duties of the Audit Committee include, on an annual basis, reviewing and discussing with the appropriate member of management CIT’s major financial risk exposures, including interest rate, liquidity, foreign currency exposure, cash investment, funding, swap-counterparty, and asset-liability management risks. The duties of the Risk Management Committee include overseeing CIT’s risk management functions and processes, including reviewing and recommending to the Board an annual risk appetite statement, and ensuring that management has established processes and an enterprise risk management framework and governance structures designed to identify, bring to the Board’s and/or the Risk Management Committee’s attention, and appropriately manage, monitor, control and report exposures to the major risks affecting CIT. In addition, the duties of the Special Compliance Committee, established in August 2009, include reviewing and approving a credit risk management plan. For more information on the Audit Committee, the Risk Management Committee and the Special Compliance Committee, see “CIT’s Corporate Governance — Board Committees.”

Board Committees

     During 2009, our Board maintained an Audit Committee, a Compensation Committee, and a Nominating & Governance Committee as standing committees. On March 10, 2009, our Board established a Risk Management Committee as a standing committee, and on August 12, 2009, our Board created a Special Compliance Committee, as an ad hoc committee. Each of the committees is currently comprised of three directors. Each director serving on any of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee is independent as defined by the NYSE and applicable law and each committee has a separate chair. Current copies of the written charter of each standing committee are available on our website at http://www.cit.com/about-cit/corporate-governance/board-committees/index.htm.

Audit Committee

     The Audit Committee conducts its duties consistent with a written charter. Its duties include:

  monitoring the quality and integrity of our financial reporting process, financial statements and systems of internal controls regarding finance and accounting, including reviewing our annual report on Form 10-K and quarterly reports on Form 10-Q prior to filing with the SEC;

  reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and other compliance policies with legal and regulatory requirements, including reviewing any significant case of employee conflict of interest or misconduct;

  reviewing the budget, plan and activities of the Internal Audit Department and the appointment, performance and replacement of the Director of Internal Audit;

  monitoring the qualifications, independence and performance of the independent auditors, including approving in advance all audit and non-audit engagements;

  retaining and determining the compensation of the independent auditors;

  monitoring our financial, litigation and compliance risks; and

  reporting to our Board as appropriate.

     Marianne Miller Parrs (Chairperson), Michael J. Embler, and Seymour Sternberg serve as members of the Audit Committee. The charter for our Audit Committee is intended to comply with NYSE requirements and applicable law. The Board originally adopted the Audit Committee charter on October 22, 2003 and last amended it on February 25, 2010. As required by its charter and NYSE rules, the committee reviews its charter at least annually. The Board has determined that Ms. Parrs meets the standard of “Audit Committee Financial Expert”, as defined by the rules of the Securities and Exchange Commission, and that each member of the Audit Committee is independent from management and financially literate, as defined by the NYSE listing standards.

Compensation Committee

     The Compensation Committee evaluates, oversees and approves the compensation and benefits policies for our executive officers. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the compensation of our executive officers, and is responsible for the following:

  maintaining primary responsibility for the development, oversight, review and approval of the overall goals and purposes of CIT’s incentive compensation system for all employees and to ensure that such goals and purposes appropriately balance risk and financial results and does not encourage excessive risk taking;

  reviewing and recommending to the Board for approval the corporate goals and objectives relevant to CEO compensation and evaluating the CEO’s performance in light of such goals and objectives;

  recommending to the Board the compensation and benefits for the CEO considering (at a minimum) CIT’s performance, relative shareholder return and the value of compensation granted to CEO’s at comparable or peer companies;

  reviewing and recommending to the Board for approval compensation for our executive officers and approve the compensation for twenty-five of our most highly compensated employees other than our executive officers (“MHCEs”), after consideration of the CEO’s recommendations;

  approving and documenting any material exceptions to CIT’s standard incentive compensation policies or arrangements for executive officers and MHCEs;

  meeting at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to CIT, to ensure that such plans do not encourage employees to take unnecessary and excessive risks and to ensure that such plans do not encourage the manipulation of CIT’s reported earnings to enhance the compensation of any of CIT’s employees; and reviewing, at least annually “Senior Executive Officer” (“SEO”) compensation, to ensure SEO compensation does not encourage such officers to take unnecessary and excessive risks;

  receiving and reviewing management’s assessment of the effectiveness of the design and operation of CIT’s incentive compensation systems in providing risk-taking incentives that are consistent with the safety and soundness of CIT as a whole;

  cooperating with the Audit and Risk Management Committees of the Board on areas where the substance of their activities overlap, including the risk review assessment of CIT’s incentive compensation system;

  reviewing and approving the aggregate amount of equity incentive awards and non-equity incentive awards that may be awarded to plan participants other than our executive officers and MHCEs;

  maintaining compensation practices that are consistent with applicable market standards and compliant with applicable regulatory requirements;

  recommending to the Board the approval, amendment and termination of any of our plans that permit awards of our common stock;

  approving significant amendments to the retirement plans, severance plans, deferred compensation plans or any other compensation or benefit plans in which our executive officers participate;

  overseeing our policies on structuring compensation programs for executive officers to preserve tax deductibility and to establish and certify, as and when required, the attainment of performance goals pursuant to the United States tax code (the “Tax Code”);

  discussing and reviewing with management the disclosure regarding compensation and benefit matters and the Compensation Discussion and Analysis (“CD&A”) in the annual proxy statement, and recommending to the full Board whether the CD&A should be included in the annual proxy statement; and

  approving the Compensation Committee Report for inclusion in our annual proxy statement or in our Annual Report filed on Form 10-K, in accordance with applicable regulations.

     As discussed below, director compensation is recommended by the Nominating & Governance Committee and approved by the Board.

     Our CEO recommends to the Compensation Committee the compensation for all of our other executive officers and our MHCEs. The Compensation Committee reviews and considers the CEO’s recommendations in making its recommendation to the Board of our executive officers’ annual salary, annual cash incentive awards and equity awards. For years in which non-equity and equity incentive awards were made to plan participants other than our executive officers and our MHCEs, the Compensation Committee has delegated to the CEO, within limits approved annually by the Compensation Committee, the responsibility of allocating such awards.

     A written charter governs the compensation decisions and operations of the Compensation Committee. The Board approved and originally adopted the Compensation Committee charter on January 21, 2004 and last amended it on January 20, 2010.

     In 2009, the Compensation Committee engaged the independent, external consulting firm Towers Perrin to advise the Compensation Committee on all matters relating to the compensation of our executive officers. The Compensation Committee directly retained Towers Perrin. As of January 1, 2010, Towers Perrin merged with Watson Wyatt, the consulting firm that has been engaged since 2008 by CIT’s management to assist management as described below. John England, an independent consultant formerly employed by Towers Perrin, continues to provide various advisory services to the Compensation Committee in the course of fulfilling the Compensation Committee’s responsibilities under its charter, which include determination of executive compensation. No specific instructions or directions were provided to Towers Perrin or Mr. England regarding the performance of their duties. The Compensation Committee has authorized Mr. England to interact with CIT’s management to obtain or confirm information, as needed, on behalf of the Compensation Committee. The Compensation Committee allows Mr. England to provide additional services to the Company, subject to the Compensation Committee’s prior approval pursuant to its charter.

     In addition, during 2009, CIT engaged the external consulting firm, Watson Wyatt, to support management in generating data and analysis for its presentations and recommendations to the Compensation Committee. The newly merged firm of Towers Watson now provides management with various advisory services on all compensation matters at CIT, at management’s direction, including on matters relating to the compensation of our executive officers. Towers Watson is engaged to provide its independent view of compensation design and practices and does not receive specific instructions or directions regarding the recommendations and other information it provides concerning executive officer pay. CIT does not believe Towers Watson’s relationship with management (or Towers Perrin’s relationship with the Compensation Committee prior to the merger) interferes with Towers Watson’s ability to provide independent perspective or advice. The Committee will continue to monitor Towers Watson’s independence on an ongoing basis.

     Arthur B. Newman (Chairperson), William M. Freeman, and Seymour Sternberg serve as members of the Compensation Committee.

Nominating & Governance Committee

     The Nominating & Governance Committee conducts its duties consistent with a written charter, which duties include:

  identifying and recommending qualified candidates to fill positions on the Board and its committees;

  reviewing and recommending to the Board the compensation and benefits for directors (other than directors who are also employees of CIT);

  overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate, including advising the Board as to whether any director has a conflict of interest;

  overseeing the evaluation of the Board and its committees and members, including the self- evaluation of the Nominating & Governance Committee;

  overseeing corporate governance, including developing and recommending corporate governance guidelines and policies;

  overseeing the succession planning process for CIT’s chief executive officer, executive officers and senior managers holding significant positions within CIT; and

  reviewing disclosures in our annual proxy statement regarding the Committee and the director nominating process, as well as any shareholder proposals and any statements in opposition.

     Daniel A. Ninivaggi (Chairperson), John R. Ryan, and Laura S. Unger serve as members of the Nominating & Governance Committee. The Board originally adopted the Nominating & Governance Committee’s charter on January 21, 2004 and last amended it on March 10, 2009.

     The Nominating & Governance Committee will consider and evaluate all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Nominating & Governance Committee by submitting the names and supporting information in writing to: Office of the General Counsel, CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee’s qualifications to serve on the Board and the nominee’s independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT common stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) any other information that the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year preceding the applicable annual stockholders meeting.

Risk Management Committee

     The Risk Management Committee oversees CIT’s risk management functions and processes. It conducts its duties consistent with a written charter, assists our Board in fulfilling its responsibilities for overseeing the major risks inherent to CIT’s business, including credit risk, market risk, reputation risk, business continuity risk and operational risk and is responsible for the following:

  overseeing our risk management functions and processes, including reviewing and recommending to the Board an annual risk appetite statement, overseeing the continual re-evaluation of CIT’s risk monitoring programs, processes, and risks, monitoring the performance and quality of CIT’s credit portfolio, reviewing and assessing CIT’s risk grading methodology, and confirming that sufficient and appropriate resources are being dedicated to risk management;

  reviewing the plan, budget, activities, organizational structure, staffing, scope of authority and qualifications of the loan review organization responsible for auditing compliance with CIT’s credit policies and practices, including reviewing with the Director of Loan Review any significant loan review issues and management’s responses;

  reviewing and ensuring the adequacy of CIT’s business continuity and disaster recovery plans, training programs, and threat analysis;

  reviewing and ensuring the adequacy of CIT’s information security policies and technology risk management program;

  reviewing CIT’s corporate insurance program at least annually; and

  coordinating oversight of risk management with the Audit Committee.

     A written charter governs the decisions and recommendations of the Risk Management Committee. The Board approved and adopted the Risk Management Committee charter on March 10, 2009 and last amended it on January 20, 2010. The Risk Management Committee periodically reviews its charter and conducts self-assessments to determine if it functions effectively.

     Gerald Rosenfeld (Chairperson), R. Brad Oates, and Peter J. Tobin serve as members of the Risk Management Committee.

Special Compliance Committee

     On August 12, 2009, the Board established an ad hoc Special Compliance Committee to monitor and coordinate the Company’s compliance with the Written Agreement, dated August 12, 2009, between the Federal Reserve Bank of New York and the Company. The Committee is responsible for reviewing and approving certain plans required by the terms of the Written Agreement, including (i) a corporate governance plan, focusing on strengthening internal audit, risk management, and other control functions, (ii) a credit risk management plan, (iii) a written program to review and revise, as appropriate, its program for determining, documenting and recording the allowance for loan and lease losses, (iv) a capital plan for the Company and CIT Bank,

(v) a liquidity plan, including meeting short term funding needs and longer term funding, without relying on government programs or Section 23A waivers, and (vi) a 2010 business plan. The Committee is also responsible for monitoring the Company’s efforts to implement the action items described in each of the Plans submitted to the Federal Reserve Bank of New York.

     Peter J. Tobin (Chairperson), Marianne Miller Parrs, and Laura S. Unger serve as members of the Special Compliance Committee.

Communicating with Directors

     Any person who has a concern about CIT’s governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT’s stockholders may communicate with the Board regarding any topic of current relevance to CIT’s business. The foregoing communications may be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group by writing to them care of CIT’s General Counsel and Secretary, One CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call the toll free numbers listed in our Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT’s regular procedures:

  depending on the nature of the concern or issue, your communication may be referred to CIT’s Director of Internal Audit, General Counsel, Head of Human Resources or other appropriate executive for processing, investigation, and follow-up action;

  concerns relating to CIT’s accounting, internal accounting controls or auditing matters will be referred to the Audit Committee; and

  all other concerns will be referred to either CIT’s Lead Director or to one or more non-management members of the Board.

     On a periodic basis, the Board, or the appropriate committee of the Board, is provided with a summary and/or copies of the applicable communications described above.

Compensation Committee Interlocks, Insider Participation and Banking Interlocks

     There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the rules of the U.S. Securities and Exchange Commission. No member of our Compensation Committee is a current or former officer or employee of CIT. No member of our Board and none of our “senior executive officers” (as defined in 12 C.F.R. §303.101) is a management official of an unaffiliated depository organization. Mr. Oates has advised CIT that he is the proposed Chairman and CEO of Stone Bank FSB, a proposed federal savings bank that is being formed to acquire failed banks from the FDIC in government assisted transactions. However, Stone Bank FSB has not yet been chartered.

EXECUTIVE OFFICERS

     The following table sets forth information as of February 15, 2010 regarding our executive officers, other than Mr. Thain, our CEO, whose information is provided above under “Proposal 1 — Election of Directors — Nominees.” The executive officers were executive officers of CIT holding the positions set forth below prior to our filing for bankruptcy on November 1, 2009, and remained executive officers in those positions following our emergence from bankruptcy December 10, 2009. The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT’s executive officers or with any director. The executive officers, like all directors and employees, are subject to CIT’s Code of Business Conduct, which is available on our website at http://www.cit.com/about-cit/corporate-governance/index.htm. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name	Age	Position

Ron Arrington	48	President, Vendor Finance

John F. Daly	61	President, Trade Finance

James J. Duffy	55	Executive Vice President — Human Resources

Kelley J. Gipson	48	Executive Vice President — Brand Marketing and Communications

Robert J. Ingato	49	Executive Vice President, General Counsel and Secretary

C. Jeffrey Knittel	51	President, Transportation Finance

Joseph M. Leone (1)	56	Vice Chairman and Chief Financial Officer

Alexander T. Mason (2)	58	President and Chief Operating Officer

(1)	Mr. Leone has announced his retirement from the Company effective April 30, 2010.

(2)	Mr. Mason resigned from the Company effective February 26, 2010.

     Ron Arrington has served as President of CIT Vendor Finance since August 2009. Previously, Mr. Arrington served as President of CIT Vendor Finance, Americas since September 2008, President of CIT US Vendor since April 2006, President of Consumer Finance since July 2001, Executive Vice President of Consumer Finance since May 2000, Senior Vice President of Secondary Marketing since December 1997, and various positions of increasing responsibility in areas of sales, credit and operations since beginning his career with CIT in January 1984.

     John F. Daly has served as President of Trade Finance since 1999. Previously, Mr. Daly was Executive Vice President and Senior Credit Officer of CIT Trade Finance since 1996 and served in various other senior management positions since joining CIT in 1987. Prior to joining CIT, Mr. Daly was employed by Manufacturers Hanover Commercial Corporation since 1973.

     James J. Duffy has served as Executive Vice President — Human Resources since April 2006. Previously, Mr. Duffy was Senior Vice President of Human Resources for Citigroup’s Global Consumer Group. Before working at Citigroup, he held senior human resources positions at other major banking and manufacturing companies, including AlliedSignal, Ingersoll-Rand, Banker’s Trust and General Electric.

     Kelley J. Gipson has served as Executive Vice President — Brand Marketing and Communications since September 2004. Previously, Ms. Gipson served as Senior Vice President, Director of Marketing and Communications since June 2000. Prior to joining CIT, she was Executive Vice President and Group Account Director with DraftWorldwide, a predecessor of Draftfcb, and has also held a number of management positions within the advertising sector.

     Robert J. Ingato has served as Executive Vice President and General Counsel since June 2001, and as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato also served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

     C. Jeffrey Knittel has served as President of Transportation Finance since April 2007 and CIT Aerospace since 1998. Previously, Mr. Knittel served as Executive Vice President of CIT Group/Capital Finance division since 1992, and in several other senior management positions within CIT Group/Capital Finance division since 1986. Mr. Knittel also served in various senior management positions with Manufacturers Hanover Leasing Corporation since 1982 and Cessna Finance since 1980.

     Joseph M. Leone has served as Vice Chairman and Chief Financial Officer since September 2003. Mr. Leone has announced that he will retire effective April 30, 2010. Previously, Mr. Leone served as Executive Vice President and Chief Financial Officer since July 1995. Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive and management positions with Manufacturers Hanover Corporation since May 1983. Mr. Leone is a certified public accountant.

     Alexander T. Mason tendered his resignation as President and Chief Operating Officer, in which capacity he had served since June 2008, effective February 26, 2010. Prior to joining CIT, Mr. Mason served as Vice Chairman and Chief Operating Officer of Mercantile Bankshares Corporation from November 2003 until its March 2007 acquisition by PNC Bank. Before then Mr. Mason held a succession of executive positions at Deutsche Bank and Bankers Trust, including the position of Vice Chairman, Deutsche Bank Americas, and prior to that he was Chief Operating Officer for Global Corporate Finance. Prior to Deutsche Bank, he spent more than 20 years at Bankers Trust where he last held the position of Managing Director and Co-Head of Corporate Finance.

Section 16(a) Beneficial Ownership Reporting Compliance

     Jeffrey M. Peek, former Chairman and Chief Executive Officer, filed one late Form 4 with respect to one transaction regarding the acquisition of common stock upon the reinvestment of dividends paid on shares of stock that vested in 2009 and for which Mr. Peek elected to defer receipt. This late filing resulted from an administrative error. Based on CIT’s records and other information, CIT believes that its directors and executive officers complied with all other applicable SEC filling requirements for reporting beneficial ownership of CIT’s equity securities for the year ended December 31, 2009.

2010 AUDIT COMMITTEE REPORT

     Under the terms of its charter, the Audit Committee (i) monitors the quality and integrity of CIT’s financial reporting process, financial statements and systems of internal controls regarding finance and accounting, (ii) reviews CIT’s corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, and its other compliance policies and with legal and regulatory requirements, (iii) monitors the qualifications, independence and performance of CIT’s internal audit function and independent registered public accounting firm, (iv) retains and determines the compensation of the independent auditors, and (v) monitors CIT’s financial, litigation and compliance risks. It is not the Audit Committee’s responsibility to conduct auditing or accounting reviews or procedures. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

     The Audit Committee reviewed CIT’s audited financial statements and related SEC filings for the year ended December 31, 2009 and met with management and PricewaterhouseCoopers LLP (“PwC”), CIT’s independent registered public accounting firm, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with PwC the matters required to be discussed by auditing standard AU 380 as adopted by the Public Company Accounting Oversight Board, as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT, as required by the applicable requirements of the Public Company Accounting Oversight Board, and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC’s provision of other non-audit services to CIT is compatible with the auditors’ independence.

     Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

March 24, 2010	Audit Committee

Marianne Miller Parrs, Chair
Michael J. Embler
Seymour Sternberg

2010 COMPENSATION COMMITTEE REPORT AND CERTIFICATION OF RISK REVIEW

     The Compensation Committee has discussed and reviewed with management the Compensation Discussion and Analysis presented in this Proxy Statement. Based on this discussion and review of the Compensation Discussion and Analysis, the Compensation Committee has recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

     In 2008, CIT sold $2.33 billion of CIT perpetual preferred stock and related warrants to the U.S. Department of the Treasury as a participant in the federal government’s Capital Purchase Program, part of the Troubled Assets Relief Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”). CIT remained subject to executive compensation restrictions during 2009 in connection with its participation in TARP. While the U.S. Department of the Treasury’s formal investment in CIT ended in early 2010, we generally are endeavoring to apply the U.S. Department of Treasury’s governance best practices. In the first quarter of 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (“ARRA”) which modified the restrictions established by the Department of Treasury in October 2008. In June 2009, Treasury published the TARP Standards for Compensation and Corporate Governance; Interim Final Rule (the “Interim Final Rule”), which provided further clarification on restrictions imposed by ARRA, including certification requirements. In accordance with the Interim Final Rule, the Compensation Committee certifies that:

(1) it has reviewed with senior risk officers the senior executive officer (“SEO”) compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of CIT Group Inc. (CIT);

(2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to CIT; and

(3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of CIT to enhance the compensation of any employee.

March 25, 2010	Compensation Committee

Arthur B. Newman, Chair
William M. Freeman
Seymour Sternberg

NARRATIVE RISK DISCLOSURE

     In accordance with the Interim Final Rule, the Compensation Committee provides this narrative disclosure.

Senior Executive Officer Compensation Plans

     Due to restrictions imposed by EESA, ARRA and the Interim Final Rule, as well as CIT’s bankruptcy proceedings, the direct compensation of our named executive officers consisted of only base salary with respect to 2009 (with two exceptions discussed below). While we made equity grants in early 2009 with respect to the 2008 performance year and certain cash payments under preexisting employment agreements to certain named executive officers and other most highly compensated employees, all such equity-based awards were cancelled upon emergence from the bankruptcy proceeding in December of 2009. The only exceptions to this prohibition on bonuses with respect to our named executive officers were Mr. Mason, who received an additional cash payment of $1,350,000 with respect to 2009 in accordance with the terms of his employment agreement, and Mr. Arrington, who received a $300,000 payment in 2009 in recognition of his promotion to the position of President, Vendor Finance. We did not grant any bonuses with respect to 2009 under our corporate bonus plan or discretionary sales plans other than a limited number of bonuses that had been previously approved by the Compensation Committee or those required under existing contracts. We did not grant equity to our named executive officers with respect to the 2009 performance period. We do not believe that base salary encourages the named executive officers to take unnecessary and excessive risks that threaten the value of CIT because base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. We do not believe that the cash payments to Messrs. Mason and Arrington encourage unnecessary and excessive risks that threaten the value of CIT because Mr. Mason was contractually entitled to his payment and Mr. Arrington’s payment was directly related to his promotion.

Employee Compensation Plans

     When conducting the risk analysis of our employee compensation plans, we used a risk assessment tool developed by Watson Wyatt. This risk assessment tool was designed to facilitate a quantitative approach to review and an objective evaluation of CIT’s employee incentive plans across all business segments. Using the risk assessment tool, we evaluated the employee compensation plans using six weighted assessment categories that are intended to help determine whether the employee compensation plan encourages excess risk or the manipulation of earnings: Incentive Design, Strategic Alignment & Goal-Setting, Pay Opportunity, Process, Monitoring (position eligibility). and Administrative. Corporate controls and the audit process were predominant considerations in the assessments. Each employee compensation plan received a score in each of the six categories. The scores were weighted by category and combined to result in a risk-assessment score assigned to each employee compensation plan. The three categories given the heaviest weight were Incentive Design, Strategic Alignment & Goal Setting, and Process. Our overall conclusion, supported by Watson Wyatt and our internal credit risk management team, is that we believe that CIT’s employee compensation plans do not encourage the manipulation of reported earnings or excessive risk-taking by employees.

     We evaluated 79 employee incentive compensation plans using the risk assessment tool. Sixty-one of the 79 plans cover global employees in the Vendor Segment. Ten plans cover employees in the Corporate Finance Segment. The Transportation Segment has four plans while the Trade Segment has three plans. There is one plan for the Consumer Finance Segment. Of the 79 employee compensation plans we evaluated, we determined that 60 of the plans have limited unnecessary risk without any further remediation necessary. Eight of CIT’s employee compensation plans received quantitative scores that we concluded were within tolerable limits. Changes will be made to remediate issues such as requiring higher levels of payment approval and setting individual performance parameters in order to further bolster the limitation of unnecessary risk. We concluded that 11 plans may permit an unacceptable level of risk, because these plans lacked a formulaic approach to both funding tools and allocating awards and had inadequate goal setting. These plans, to the extent they remain in place for 2010, will be revised to remediate these issues.

COMPENSATION DISCUSSION AND ANALYSIS

     The Compensation Committee of the Board of Directors (the “Compensation Committee”) of CIT Group Inc. (“CIT” or the “Company”) oversees our executive compensation program and administers certain aspects of the program. Information about our Compensation Committee and our executive officers who participate in executive compensation decisions can be found in “Corporate Governance —Compensation Committee” of this Proxy Statement.

     This Compensation Discussion and Analysis (“CD&A”) describes our compensation programs applicable for our named executive officers and the basis for decisions regarding their compensation for 2009. Our named executive officers for 2009 were Messrs. Peek, Leone, Mason, Ingato and Arrington. Messrs. Peek and Mason resigned from the Company, effective on January 15, 2010 and February 26, 2010, respectively, and Mr. Leone has announced his intent to retire on April 30, 2010. Mr. Tobin served as Acting Chief Executive Officer from January 15, 2010 through February 8, 2010 at which time Mr. Thain was appointed as the new Chairman and Chief Executive Officer of the Company.

Executive Summary

     The global capital markets dislocation and credit crisis, which began in 2007 in the subprime mortgage market and intensified in early 2008, resulted, in 2009, in a broad-based U.S. (and global) recession, prompting unprecedented government interventions in the financial services industry and sweeping sector change. The competitive landscape in which CIT conducts business changed dramatically as well. Several non-traditional competitors, such as hedge funds, exited the market. Other well-established firms significantly pulled back from the markets in which they compete with CIT.

     In December 2008, CIT sold $2.33 billion of CIT perpetual preferred stock and related warrants to the U.S. Department of the Treasury as a participant in TARP. CIT was subject to executive compensation restrictions during 2009 in connection with its participation in TARP. In the first quarter of 2009, Congress enacted ARRA, which modified the restrictions established by the Department of Treasury in October 2008. In June 2009, Treasury published the Interim Final Rule, which provided further clarification on restrictions imposed by ARRA, including that the restrictions imposed by ARRA apply to “senior executive officers” and the other employees identified in the Interim Final Rule. As a result, CIT changed the way it structured compensation for such employees in order to stay within the parameters of these requirements.

     CIT entered into a written agreement, dated August 12, 2009, with the Federal Reserve Bank of New York. Pursuant to this agreement, the Company is required to comply with the restrictions on severance payments of Section 18(k) of the Federal Deposit Insurance Act and Part 359 of the Federal Deposit Insurance Corporation’s regulations (the “FDIC Regulations”). The FDIC Regulations prohibit making certain payments that are triggered by a separation of employment and certain other payments upon termination, in addition to severance. As a result, we modified our severance plans in order to conform with the FDIC regulations.

     2009 was a difficult year for CIT. On November 1, 2009, after two attempts to address liquidity challenges by raising capital, the Board voted to proceed with a prepackaged plan of reorganization for the Company and a subsidiary that would restructure the Company’s debt and streamline its capital structure. The Company emerged from bankruptcy on December 10, 2009, less than six weeks after filing, with all of its previous common equity cancelled. The court-supervised process allowed the Company to achieve several important objectives: substantial debt reduction, improved capital levels and reduced liquidity requirements. As a part of the Company’s Modified Second Amended Prepackaged Reorganization Plan that was approved in connection with the bankruptcy proceeding (the “Reorganization Plan”), the Board adopted and the Bankruptcy Court approved the Amended and Restated CIT Group Inc. Long-Term Incentive Plan, under which long term incentives may be awarded in the future.

TARP-Related Compensation Requirements

     As a participant in the Capital Purchase Program under TARP, under which the U.S. Treasury invested funds in CIT’s preferred stock, CIT was required to meet certain executive compensation standards with respect to compensation for our senior executive officers (generally, our named executive officers), and certain of our other highly-compensated employees. As modified by ARRA, these requirements:

  prohibit the payment of any severance or similar benefit to our senior executive officers and certain other affected employees and provide that bonus and incentive compensation be subject to a “clawback” if based on materially inaccurate performance criteria;

  prohibit incentive compensation that encourages senior executive officers to take unnecessary and excessive risks that threaten the value of CIT, or any compensation plan that would encourage manipulation of reported earnings to enhance compensation of any of our employees; and

  prohibit payment (or accrual) of any bonus, retention award or incentive compensation for our senior executive officers and certain other affected employees (subject to certain exceptions).

     The Interim Final Rule provides guidance on the compensation restrictions imposed on TARP recipients. The applicability of EESA, ARRA and the Interim Final Rule caused CIT to reconsider its approach to compensation for named executive officers. In order to comply with requirements under EESA, ARRA, the Interim Final Rule, we generally did not award cash bonuses, incentive awards, or equity based awards to our named executive officers with respect to 2009 performance. The only exceptions to this prohibition on bonuses with respect to our named executive officers were Mr. Mason, who received an additional cash payment of $1,350,000 with respect to 2009 in accordance with the terms of his employment agreement and Mr. Arrington, who received a $300,000 payment in December 2009 in recognition of his promotion to the position of President, Vendor Finance, as approved by the Compensation Committee. While we made equity allocations in early 2009 with respect to the 2008 performance year to Messrs. Ingato and Arrington and, pursuant to the terms of his employment agreement, we granted an equity award to Mr. Mason in early 2009, we did not grant the July 2009 equity award to Mr. Mason as contemplated by his employment agreement. Mr. Mason had a contractual entitlement to such cash payment and equity grant that was established prior to the enactment of ARRA and was not eliminated by the subsequently enacted law and regulations, and Mr. Arrington was not subject to the TARP compensation limitations during 2009 when he received the payment in connection with his promotion. All equity-based awards were cancelled as a part of CIT’s emergence from the bankruptcy proceeding in December of 2009. We did not make severance payments during 2009 or early 2010 to any departing named executive officers. Additionally, during 2009, we terminated our Executive Severance Plan and we modified our Employee Severance Plan to comply with the FDIC Regulations.

2009 Compensation Decisions

What are the key compensation decisions we made with respect to 2009?

  Generally, we did not pay any cash bonuses, long term incentive awards or equity awards to any named executive officers with respect to 2009 performance. The only exceptions are Mr. Mason, whose pre-existing employment agreement entitled him to an additional cash payment with respect to 2009, and Mr. Arrington, who received a payment in recognition of his promotion to the position of President, Vendor Finance, as approved by the Compensation Committee. Mr. Mason had a contractual entitlement to such payment that was established prior to the enactment of ARRA and was not eliminated by the subsequently enacted law and regulations, and Mr. Arrington was not subject to the TARP compensation limitations during 2009 when he received the payment in connection with his promotion. While we granted equity awards to Messrs. Arrington and Ingato in January of 2009 with respect to the 2008 performance year, and we made a contractually required equity grant to Mr. Mason in early 2009, we did not make the July 2009 equity grant to Mr. Mason as contemplated by his employment agreement. All equity-based awards were cancelled upon emergence from the bankruptcy proceeding in December of 2009.

  As disclosed in the Company’s proxy statement for last year’s annual meeting, in January 2009, we granted deferred cash awards subject to performance of future services that will vest in January 2011 to 40 participants (including Messrs. Ingato and Arrington). These awards were granted prior to the enactment of ARRA and were not eliminated by the subsequently enacted law and regulations. No payments have been made with respect to such awards.

  Effective January 1, 2009 we suspended the CIT Executive Incentive Plan indefinitely and at least for the period of time the Company is a recipient of funds under TARP. No payments have been made under the Executive Incentive Plan since its suspension.

  We terminated our Executive Severance Plan and amended our Employee Severance Plan in order to comply with the FDIC Regulations. We also terminated our executive car program.

  Effective January 1, 2010, we agreed to extend Mr. Leone’s employment agreement until his retirement on April 30, 2010. We also agreed to increase Mr. Leone’s salary in May 2009 from $500,000 to $650,000 and, subsequently, in December 2009, we agreed to amend Mr. Leone’s employment agreement to provide for an annual stock salary of $650,000, effective January 1, 2010, in addition to his annual cash salary.

  Effective September 23, 2009, we increased Mr. Ingato’s base salary from $350,000 to $550,000 and we increased Mr. Arrington’s base salary from $306,800 to $450,000 in connection to his promotion to the position of President, Vendor Finance.

  We decided not to grant bonuses under the 2009 corporate bonus plan or discretionary sales incentive plans other than a limited number of bonuses that had been previously approved by the Compensation Committee or those required under existing contracts.

     The remaining portions of this CD&A discuss our compensation program for named executive officers and the rationale under our program for these 2009 compensation decisions and certain compensation decisions affecting 2010 pay.

How does the total amount of base salary and incentive compensation with respect to 2009 relate to previous years?

     While in the past CIT has awarded both cash and equity incentive compensation along with base salary, with respect to 2009, due to CIT’s bankruptcy filing and the restrictions imposed by EESA, ARRA, the Interim Final Rule and the FDIC Regulations, generally, we only awarded base salary to our named executive officers, with the exception of Mr. Mason, whose pre-existing employment agreement entitled him to an additional cash payment with respect to 2009, and Mr. Arrington, who received a payment in recognition of his promotion to the position of President, Vendor Finance as approved by the Compensation Committee. While CIT made equity allocations in early 2009 with respect to the 2008 performance year to Messrs. Ingato and Arrington and made a contractually required equity grant to Mr. Mason in early 2009, we did not make the July 2009 equity grant to Mr. Mason as contemplated by his employment agreement and all equity-based awards were cancelled upon emergence from the bankruptcy in December of 2009.

How do we determine the portions of total compensation allocated to base salary, cash bonus and equity granted to each of our named executive officers?

     Due to restrictions imposed by EESA, ARRA, the Interim Final Rule and the FDIC Regulations, with respect to 2009, we awarded only base salary to our named executive officers (with exceptions listed above). In 2009, Mr. Leone’s base salary was increased from $500,000 to $650,000, Mr. Ingato’s base salary was increased from $350,000 to $550,000 and Mr. Arrington’s base salary was increased from $306,800 to $450,000, in each case to provide the executive with incentive to continue his employment with CIT, and in Mr. Arrington’s case, in recognition of his promotion to the position of President, Vendor Finance. The base salaries of our other named executive officers in 2009 remained unchanged from 2008. Generally, we did not award cash bonuses to any named executive officer, the only exceptions being Messrs. Mason and Arrington as previously approved by the Compensation Committee or required under an existing contract as noted above. While CIT made equity allocations in early 2009 with respect to the 2008 performance year to Messrs. Ingato and Arrington and made a contractually required equity grant to Mr. Mason in early 2009, we did not make the July 2009 equity grant to Mr. Mason as contemplated by his employment agreement. All previously granted equity-based awards of CIT were cancelled without value as part of CIT’s emergence from bankruptcy on December 10, 2009. We did not grant any equity-based awards to any of our named executive officers with respect to 2009 performance. Effective January 1, 2010, Mr. Leone receives an annual stock salary equal to his cash base salary of $650,000, to encourage him to remain with the Company through April 30, 2010. In February 2010, the Company adopted a policy, except in the case of Mr. Leone, that cash salaries would not exceed $500,000, and Mr. Ingato’s salary was lowered to that amount.

     Pursuant to his employment agreement, effective February 8, 2010, Mr. Thain receives a cash salary at an initial annual rate of $500,000. Mr. Thain also receives an annual stock salary in the form of restricted stock units in CIT (“RSUs”) at an initial rate of $5,500,000 per year, of which $2,500,000 will be subject to a 1-year holding period and the remaining $3,000,000 will be subject to a 3-year holding period. These RSUs, which are granted on a bi-weekly basis, vest immediately upon grant. Mr. Thain’s employment agreement also provides for an expected long-term incentive award during 2010 with a targeted amount of up to $1.5 million.

How did we determine the amount of the cash retention award granted in 2009 for each of our named executive officers?

     We granted cash retention awards to Messrs. Ingato and Arrington in January 2009 in the following amounts which will be payable in 2011:

Mr. Ingato	$750,000
Mr. Arrington	$400,000

     No other named executive officer received a cash retention award in 2009. Generally, the awards entitle each of these two executives to a fixed cash payment on the second anniversary of the date of grant, subject to the executive’s continued employment with CIT through the payment date, or earlier, in the case of death or disability of the executive or the occurrence of a change of control.

     The 2009 cash retention awards were made based on an assessment by Mr. Peek and the Compensation Committee of those individuals who were deemed to be critical to the execution of our business strategy over the two years following the date of the grant, an assessment of their relative value to the organization and a recognition of the greatly diminished value of long term incentive awards granted in prior years.

What are additional key compensation decision we made in early 2010?

  In January 2010, in connection with Peter J. Tobin’s appointment to serve as Acting Chief Executive Officer on an interim basis until the appointment of a new Chief Executive Officer, we agreed to pay Mr. Tobin $8,000 per week (in lieu of director fees) during the time he served as such.

  In February 2010, we entered into an employment agreement with John A. Thain in connection with his appointment as Chairman and Chief Executive Officer of CIT. A copy of his employment agreement was filed with the Securities and Exchange Commission on Form 8-K filed February 8, 2010.

  In February 2010, we adopted a policy that cash salaries would not exceed $500,000.

  We implemented retention awards in March 2010 for most of our employees including certain named executive officers.

How did we determine the amount of the equity retention award granted in 2010 for each of our named executive officers?

     In connection with the implementation of a retention program for most of our employees, we granted equity retention awards to Messrs. Ingato and Arrington in March 2010 with a grant date value of $450,000 and $200,000, respectively, as follows:

Mr. Ingato	12,400 RSUs
Mr. Arrington	5,511 RSUs

     Generally, these awards entitle each of these executives to receive RSUs that will vest 50% on the first anniversary of the grant date and 50% on the third anniversary of the grant date and will be settled in shares of Company common stock, subject to continued employment with the Company on the applicable vesting date. The 2010 equity retention awards were made based on an assessment by Mr. Tobin, Mr. Mason and the Compensation Committee of those individuals who are critical to the execution of our business strategy, taking into account amounts previously awarded pursuant to the 2009 cash retention awards.

Components of 2009 Compensation

What are the components of our compensation program?

     To comply with requirements under EESA, ARRA, the Interim Final Rule and the FDIC Regulations, we generally awarded no cash bonuses, incentive awards, or equity based awards to our named executive officers with respect to 2009, except as previously approved by the Compensation Committee or required under existing contract. The only exceptions to this prohibition on bonuses with respect to our named executive officers were Mr. Mason, who was entitled to an additional cash payment under his pre-existing employment agreement, and Mr. Arrington, who received a payment in recognition of his promotion to the position of President, Vendor Finance, as approved by the Compensation Committee. We also granted equity awards to Messrs. Arrington, Ingato and Mason in January of 2009 in respect of these executives’ 2008 performance. All equity-based awards were cancelled upon emergence from the bankruptcy proceeding in December of 2009. We stopped making severance payments beginning on June 15, 2009 to any departing named executive officers, we terminated our Executive Severance Plan and we modified our Employee Severance Plan to comply with the FDIC Regulations.

     Our compensation and benefits programs include competitive retirement, health and welfare benefits and, prior to our participation in TARP, historically included the following components:

  total compensation consisting of base salary, annual cash incentive awards, long-term equity incentive awards and cash-based retention awards;

  market-based severance and change of control protections, which are now subject to limitations imposed by TARP and the Federal Reserve Bank of New York; and

  limited perquisites.

Process for Compensation Decisions

What is our compensation philosophy?

     Our guiding compensation philosophy for 2009 has been to remain in compliance with all of the requirements of EESA, ARRA, the Interim Final Rule and the FDIC Regulations. As a result of these limitations, we were required to modify the compensation framework traditionally applied to our named executive officers and certain other employees covered by the Interim Final Rule and FDIC Regulations.

What are the key principles that influenced our 2009 compensation decisions?

  Comply with applicable laws and regulations. We made several key compensation decisions in 2009 in order to comply with limitations imposed by EESA, ARRA, the Interim Final Rule and the FDIC Regulations. Generally, we did not grant cash bonuses, long term incentives or equity awards to any of our named executive officers with respect to 2009 performance, with the exception of Mr. Mason, whose pre-existing employment agreement entitled him to an additional cash payment with respect to 2009, and Mr. Arrington, who received a bonus payment at a time when he was not subject to TARP restrictions in recognition of his promotion to the position of President, Vendor Finance, as approved by the Compensation Committee. We did not make severance payments during 2009 to any departing named executive officers, we terminated our Executive Severance Plan, and we modified our Employee Severance Plan to comply with the FDIC Regulations.

  Retain key talent. As previously disclosed in last year’s annual proxy statement, CIT introduced a two-year cash retention program in 2009 to retain key management and to compensate for the current lack of retention value in the long-term equity incentives held by our executive officers. This retention program was established prior to the enactment of ARRA and was not eliminated by the subsequently enacted law and regulations. Also, as mentioned above, in 2009 we increased Mr. Leone’s, Mr. Ingato’s and Mr. Arrington’s salaries, in each case in order to incentivize the executive to remain with CIT and in Mr. Arrington’s case, in recognition of his promotion to the position of President, Vendor Finance, as approved by the Compensation Committee. Such salary increases were permissible under the restrictions in connection with our participation in TARP.

  Be consistent with the market. We recognize that we compete with many firms to recruit and retain talent and therefore need to set executive compensation in line with market practices. In 2009, Towers Perrin assisted the Compensation Committee in overseeing our compensation program and in setting the compensation levels for our named executive officers and Watson Wyatt assisted management in the development and implementation of our compensation arrangements. Towers Perrin and Watson Wyatt attended Compensation Committee meetings regularly and conducted studies of compensation issues related to the design of our executive officer compensation program. As of January 1, 2010, Towers Perrin and Watson Wyatt merged to form Towers Watson. Towers Watson continues to provide periodic advice to the Company related to sales incentive arrangements and John England, an independent consultant formerly employed by Towers Watson, continues to provide advice directly to the Committee. More information about Towers Watson’s role can be found in “Corporate Governance — Compensation Committee” of this Proxy Statement.

Other Considerations

What is our current policy concerning the limitation on deductible compensation for purposes of Section 162(m) of the Internal Revenue Code?

     Under Section 162(m) of the Internal Revenue Code, the compensation paid to named executive officers may not be deductible by CIT to the extent it exceeds $1,000,000 in any year. Compensation in excess of this limit may nevertheless be deductible if it qualifies as “performance-based” for purposes of Section 162(m) and we have designed certain awards under our Long-Term Incentive Plan to be deductible under this rule.

     As a condition to our participation in TARP, however, we have agreed not to claim a federal income tax deduction for compensation of any of our named executive officers exceeding an annual threshold for the executive of $500,000. Consequently, we will not be permitted to deduct a significant portion of our named executive officers’ compensation that is attributable to the period during which we are a participant in TARP, including compensation that is designed to be “performance-based” in accordance with Section 162(m).

What other significant policies apply to our named executive officers?

     Retirement and Other Benefits. A description of the retirement benefits we offer to our named executive officers can be found below in “Retirement Arrangements for Named Executive Officers” of this Proxy Statement. In addition to our retirement programs, our benefit package for our named executive officers includes competitive health, welfare, and financial and tax planning benefits. Additionally, Mr. Peek was provided with a car and driver and, prior to the enactment of the Company’s luxury expenditures policy, was given access to corporate aircraft for personal use twice in 2009, the value of which was imputed to his income and subject to income tax payable by him. Prior to March 31, 2009, other named executive officers also were provided the use of a company car and/or driver. The cost related to personal usage of these arrangements is included under “All Other Compensation” in our 2009 Summary Compensation Table. In order to address TARP requirements under ARRA, we developed our “Excessive and Luxury Expenditures Policy” to address use of air and ground transportation services we make available to executive officers, including prohibiting first class air or rail travel and personal use of corporate aircraft. Since the implementation of this policy on September 9, 2009, all travel by named executive officers has been in accordance with this policy. In addition, we terminated our executive car program under which automobiles leased by the Company were made available to eligible executives, including Messrs. Leone, Arrington and Ingato. As part of the termination of the executive car program, we allowed each executive to elect to take title to the car he or she had been driving. Messrs. Leone, Arrington and Ingato elected to keep the cars that they had been driving under such program and income was imputed to each of them based on the value of their car. Our benefit programs are designed to be competitive with other financial services organizations. The value of these benefits is considered by management and the Compensation Committee in assessing overall executive officer pay and benefits.

     Severance Arrangements. While CIT historically maintained severance and change of control arrangements for our named executive officers, TARP requirements prohibit payment of any severance or similar amount to our named executive officers and certain other employees covered by the Interim Final Rule. In order to comply with such requirements, since June 15, 2009, we have not made any severance payments to any employees covered by the Interim Final Rule. We terminated our Executive Severance Plan and we modified our Employee Severance Plan to comply with the FDIC Regulations. Mr. Thain’s employment agreement does not entitle him to any severance payments or payments resulting from a change of control.

     Equity Retention. We maintain an equity retention policy that covers our executive officers. However, in connection with the cancellation of all of the Company’s common equity in connection with the bankruptcy proceeding, the policy became moot. The equity retention policy remains in effect, as described below, and applies to equity awards granted subsequent to our emergence from bankruptcy, including the retention RSUs granted in 2010. Such policy, effective in November 2006, and revised in February 2007, generally requires each executive officer and certain other senior executives to retain 30% of all vested restricted stock shares, restricted stock units and performance shares. The retention period remains in effect until the executive terminates employment. The equity retention policy also limits the number of shares that executive officers may sell pursuant to the exercise of stock options. This policy generally limits the sale of option shares to (i) during any single year, 30% of the number of the executive officer’s vested options as of January 31st and (ii) during any three-month period, 10% of the number of the executive officer’s vested options as of January 31. This policy does not apply to options that are scheduled to lapse within one year. During the period of 2009 prior to the bankruptcy proceeding, each of our named executive officers was in compliance with this policy.

EXECUTIVE COMPENSATION

     The table below sets forth the annual compensation earned during 2007, 2008 and 2009 (as applicable) by the Principal Executive Officer, the Principal Financial Officer and each of the next three most highly compensated executive officers of CIT, our “named executive officers,” as of December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)(6) ($)	All Other Compen- sation (7) ($)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(h)	(i)	(j)
Jeffrey M. Peek (8)	2009	$803,077	$—	$—	$—	$958,754	$229,314	$1,991,145
Chairman and Chief	2008	$800,000	$—	$3,172,500	$—	$1,156,516	$254,501	$5,383,517
Executive Officer	2007	$800,000	$—	$6,054,021	$3,976,929	$885,910	$148,219	$11,865,079

Joseph M. Leone	2009	$598,846	$—	$—	$—	$1,963,549	$40,985	$2,603,380
Vice Chairman and	2008	$500,000	$—	$—	$—	$517,380	$81,069	$1,098,449
Chief Financial Officer	2007	$500,000	$—	$2,010,054	$1,320,396	$89,355	$50,431	$3,970,236

Alexander T. Mason	2009	$652,500	$1,350,000	$1,500,000	$890,351	$76,071	$56,337	$4,525,259
President and	2008	$330,000	$1,350,000	$1,100,007	$1,874,190	$—	$205,775	$4,859,972
Chief Operating Officer

Ron G. Arrington (9)	2009	$347,635	$300,000	$—	$17,321	$127,052	$36,320	$828,328
President, CIT
Vendor Finance

Robert J. Ingato (9) Executive Vice President, General Counsel & Secretary	2009	$406,731	$—	$—	$101,541	$22,905	$37,854	$569,031

(1)

The salary shown for Mr. Peek includes $160,000 and $200,000 in 2008 and 2007 respectively, that was deferred under the CIT Group Inc. Deferred Compensation Plan (the “DCP”). None of the other named executive officers elected to participate in the DCP. The DCP is described further under the heading “Deferred Compensation Plan” that follows the Nonqualified Deferred Compensation Table in this Proxy Statement.

(2)

The bonus amount shown for Mr. Mason was paid pursuant to the terms of his employment agreement (as more fully described below under the heading “Employment Agreements.”) Mr. Arrington’s compensation during 2009 was not restricted in connection with CIT’s participation in TARP. The bonus amount shown for Mr. Arrington was paid during December 2009 in respect of his contributions during 2009 and being named President, CIT Vendor Finance, as approved by the Compensation Committee.

(3)

Represents the aggregate grant date fair value of stock awards granted during each year computed in accordance with FASB ASC Topic 718 (“ASC 718”), for each named executive officer. These amounts do not represent the actual value realized by each named executive officer. The grant date fair value is determined based on the fair market value of CIT common stock on the date of grant. Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date.

(4)

Represents the aggregate grant date fair value of stock options granted during each year computed in accordance with ASC 718, for each named executive officer. These amounts represent neither the actual value realized by each named executive officer, nor the compensation value assigned to the award by the Committee in granting awards to each named executive officer. The valuation method and related assumptions used to determine the stock option compensation cost recognized is further discussed in the Annual Report on Form 10-K filed by CIT on March 16, 2010, under the heading “Stock-Based Compensation” in “Note 19 — Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date.

(5)

Amounts shown in this column represent the difference between the cumulative actuarial present value of accumulated pension benefits on December 31, 2008 and December 31, 2009 under three retirement arrangements maintained by CIT: the new Executive Retirement Plan of CIT Group Inc. (the “Executive Retirement Plan”), of which Messrs. Peek and Leone are the only named executive officers to participate, the CIT Group Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”), and the CIT Group Inc. Retirement Plan (the “Retirement Plan”). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible salaried employees in the United States. These retirement arrangements are discussed in further detail under the heading “Narrative Information Relating to Retirement Arrangements for Named Executive Officers” that follows the Pension Benefits Table in this Proxy Statement.

(6)

Nonqualified deferred compensation earnings with respect to any balances under the DCP were not above-market or preferential, and are therefore not included in the amounts shown. Participation in the DCP by our named executive officers during 2009 is disclosed in the Nonqualified Deferred Compensation table that appears later in this Proxy Statement.

(7)	The following supplemental table sets forth for 2009 the components of income reported as All Other Compensation above, based on the incremental cost to CIT of providing the benefit:

Name	Personal Usage of Corporate Aircraft	Personal Financial Planning Services/ Legal Fees	Personal Usage/ Purchase of Company Cars	Matching Employer Contri- bution Under Savings Incentive Plan	Company- Paid Life Insurance Premiums	Employer Contri- bution Under Supple- mental Savings Plan	Company- Paid Relocation/ Temporary Living	Total

Jeffrey M. Peek	$22,768	$110,779	$79,873	$12,192	$3,701	$—	$—	$229,314
Joseph M. Leone	$—	$—	$26,279	$12,250	$2,456	$—	$—	$40,985
Alexander T. Mason	$—	$11,594	$81	$12,250	$2,412	$—	$30,000	$56,337
Ron G. Arrington	$—	$7,899	$12,516	$12,250	$810	$2,845	$—	$36,320
Robert J. Ingato	$—	$11,479	$13,045	$12,250	$810	$—	$—	$37,584

Corporate Aircraft

The amounts shown above for Personal Usage of Corporate Aircraft are based on the average variable cost per hour of operating the corporate aircraft, which includes cost of fuel, on-board catering, trip-related maintenance, landing fees, trip-related hangar/parking costs and smaller variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. The average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive incremental cost. The incremental cost calculations exclude the fixed costs that do not change based on usage, such as pilot’s salaries, the purchase/lease costs of the aircraft and the cost of maintenance that is not related to personal travel. For income tax purposes, income is imputed to each executive for non-business travel based on Internal Revenue Service guidelines. No tax gross-up reimbursements are payable for personal use of the corporate aircraft.

Financial Planning

The amounts shown above for Personal Financial Planning Services / Legal Fees represent actual costs billed to CIT by third-party vendors. For income tax purposes, income is imputed to the named executive officer without any tax gross-up reimbursement.

Corporate Cars

Personal Usage / Purchase of Company Cars consists of (a) the full fair market value, taxes and fees associated with the transfer of ownership of certain automobiles leased by the Company to eligible executives, and (b) the actual costs associated with personal usage of company cars. Personal usage amounts are based on the actual lease, maintenance and operating costs divided by the total annual number of miles driven, to arrive at a cost per mile driven. The cost per mile driven is then multiplied by the number of miles driven for personal use to arrive at the total cost of personal usage. Drivers’ salaries and overtime are also included in the costs associated with the usage of a company-leased car and driver. For tax purposes, income is imputed to each executive for non-business travel based on Internal Revenue Service guidelines. No tax gross-up reimbursements are payable for personal use of company cars.

Employer Contributions

Matching Employer Contribution Under Savings Incentive Plan consists of up to a 5% match of pre-tax contributions by each executive, up to the annual limits established by the Internal Revenue Service.

Employer Contribution Under Supplemental Savings Plan consists of the excess of an amount up to 3% of an employee’s eligible compensation limited by operation of the Tax Code. Contributions under the CIT Supplemental Savings Plan are only made for employees hired before November 1, 1999, who participated in the CIT Group Inc. Retirement Plan as of October 31, 2000, and elected not to participate in the retirement plan cash balance program. Mr. Arrington is the only named executive officer to meet this criteria.

Company Paid Life Insurance

Amounts shown above for Company-Paid Life Insurance Premiums represent life insurance premiums paid by the Company on behalf of each executive. The named executive officers are covered by life insurance policies under the same terms as other full-time and part-time U.S. employees working at least 20 hours per week. Life insurance benefits for covered employees is equal to one times annual benefits pay up to a maximum benefit of $500,000. Benefits pay is generally equal to a covered employee’s base salary plus an average of other pay during the preceding 36 months.

Relocation

The amount shown for Mr. Mason under Company Paid Relocation / Temporary Living represents actual costs of eligible expenses covered under CIT’s relocation policy, including temporary housing and travel to/from his primary residence, for 2009. No tax gross-up reimbursement was payable for relocation costs.

Perquisites Paid During Period of TARP Related Executive Compensation Restrictions

Except for Mr. Peek, none of the named executive officers and no other SEO or other employee subject to restrictions and disclosure requirements required by ARRA during 2009 received perquisites that exceeded $25,000 during the period June 15, 2009 through December 31, 2009.

The amount shown in the “All Other Compensation” column for Mr. Peek includes $135,552 attributable to perquisites received during June 15, 2009 through December 31, 2009 as follows: $9,648 for personal usage of the corporate aircraft, $85,000 for attorney’s fees and advice regarding Mr. Peek’s employment agreement, $3,125 for financial planning and $37,779 for personal usage of the company car.

See the 2007 and 2008 Summary Compensation Table for underlying detail of amounts reported as All Other Compensation in those years

(8)	Mr. Peek’s compensation is based solely on his role as CEO of CIT. He received no additional compensation for serving as a director of CIT.

(9)	Messrs. Arrington and Ingato were not named executive officers in 2007 and 2008. Therefore, pursuant to SEC disclosure rules, only 2009 compensation data for Messrs. Arrington and Ingato is included in the Summary Compensation Table.

EQUITY AND NON-EQUITY INCENTIVE PLANS

     The table below sets forth equity and non-equity compensation awards granted to our named executive officers during the year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Compen- sation Committee Meeting (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	All Other Option Awards: Number of Securities Underlying Options (2) (3) (#)	Exercise or Base Price of Option Awards (4) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5) ($)
			Threshold ($)	Target ($)		Maximum ($)
(a)	(b)		(c)	(d)		(e)	(i)	(j)	(k)	(l)
Jeffrey M. Peek			—	—		—	—	—	—	—

Joseph M. Leone			—	—		—	—	—	—	—

Alexander T. Mason	1/22/09	1/20/09	—	—		—	655,022 (6)	—	—	$1,500,000
	1/22/09	1/20/09	—	—		—	—	657,895 (6)	$2.29	$ 890,351

Ron G. Arrington	1/22/09	1/20/09	—	—		—	—	13,056	$2.29	$ 17,321
	1/22/09	1/20/09	—	$400,000	(7)	—	—	—	—	—

Robert J. Ingato	1/22/09	1/20/09	—	—		—	—	75,030	$2.29	$ 101,541
	1/22/09	1/20/09	—	$750,000	(7)	—	—	—	—	—

(1)

Equity compensation awards are granted by action of the Compensation Committee. During 2009, the Compensation Committee granted stock awards and stock option awards to named executive officers during a Compensation Committee meetings held on January 20, 2009, which preceded CIT’s public announcement of its quarterly earnings by two business days. The Compensation Committee believed that it was in the best interests of CIT for stock options granted during the meeting on January 20, 2009 to have an exercise price based on the closing price of CIT common stock on January 22, 2009, the date CIT publicly announced quarterly earnings.

(2)

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date.

(3)	The options reported are nonqualified stock options to purchase CIT common stock.

(4)

Further to footnote 1 above, stock options granted during the meeting on January 20, 2009 have an exercise price based on the closing price of CIT common stock on January 22, 2009, following the public announcement of quarterly earnings on that date.

(5)

Stock awards are valued based on the closing price of CIT common stock on the date of grant. The values shown in the table above reflect the closing share price of $2.29 on January 22, 2009. The fair value of stock options granted during the year ended December 31, 2009 is based on the Black-Scholes option-pricing model. The Black-Scholes valuation method and related assumptions used to determine the fair value shown is further discussed in the Annual Report on Form 10-K filed by CIT on March 16, 2010, under the heading “Stock-Based Compensation” in “Note 19 — Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements.

(6)	655,022 Restricted Stock Units and 657,895 stock options were granted to Mr. Mason pursuant to his employment agreement which was in effect prior to February 11, 2009.

(7)	Amounts represent retention awards in the form of fixed cash payments that vest and become payable on the second anniversary of the date of grant.

LONG-TERM INCENTIVES

Stock Options

     Messrs. Mason, Arrington and Ingato each received grants of nonqualified stock options during January 2009, as disclosed in the Grants of Plan-Based Awards table above. These options were scheduled to vest and become exercisable in three equal installments on each of the first, second and third anniversaries of the date of grant. Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans were cancelled in December 2009.

Restricted Stock Units

     Mr. Mason received a grant of restricted stock units (“RSUs”) during January 2009, as disclosed in the Grants of Plan-Based Awards table above. These RSUs were scheduled to vest one-third per year on each of the first, second and third anniversaries of the date of grant. Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans were cancelled in December 2009.

Deferred Cash Awards

     Mr. Arrington and Mr. Ingato each received deferred cash awards during January 2009, as disclosed in the Grants of Plan-Based Awards table above. These deferred cash awards are stated as a fixed dollar amount that is scheduled to vest 100% on the second anniversary of the date of grant. Unvested awards are forfeited on termination of employment, except in certain circumstances, such as death, disability, or following a change of control, in which case awards will immediately vest in full.

     The following table gives information on option awards and equity-based awards that were outstanding for each named executive officer at December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexercise- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Jeffrey M. Peek	—	—	—	—	—	—	—	—	—

Joseph M. Leone	—	—	—	—	—	—	—	—	—

Alexander T. Mason	—	—	—	—	—	—	—	—	—

Ron G. Arrington	—	—	—	—	—	—	—	—	—

Robert J. Ingato	—	—	—	—	—	—	—	—	—

     Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans were cancelled in December 2009.

     The following table provides information about stock options that were exercised and stock units and/or awards that vested during 2009.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized On Vesting ($)
(a)	(b)	(c)	(d)		(e)
Jeffrey M. Peek	—	$ —	75,000	(1)	$225,750	(2)
Joseph M. Leone	—	$ —	—		$—
Alexander T. Mason	—	$ —	43,290	(3)	$30,303	(4)
Ron G. Arrington	—	$ —	—		$—
Robert J. Ingato	—	$ —	6,501	(1)	$19,568	(2)

(1)

Represents one-half of the number of restricted cash units (RCUs) granted on January 17, 2008 and that vested on January 17, 2009. The remaining unvested RCUs were cancelled on December 10, 2009 pursuant to the Reorganization Plan.

(2)	The amount shown is based on a $3.01 share price, the closing price of CIT common stock on January 17, 2009.

(3)

Represents one-third of the number of restricted stock units (RSUs) granted on July 17, 2008 and that vested on July 17, 2009. The remaining unvested RSUs were cancelled on December 10, 2009 pursuant to the Reorganization Plan

(4)	The amount shown is based on a $0.70 share price, the closing price of CIT common stock on July 17, 2009.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)
(a)	(b)	(c)	(d)
Jeffrey M. Peek	CIT Group Inc. Retirement Plan (2)	5.33	$71,234
	Supplemental Retirement Plan (3)	5.33	$415,833
	Executive Retirement Plan (4)	5.33	$4,235,626

			$4,722,693

Joseph M. Leone	CIT Group Inc. Retirement Plan (2)	25.67	$304,498
	Supplemental Retirement Plan (3)	25.67	$675,143
	Executive Retirement Plan (4)	25.67	$4,246,926

			$5,226,567

Alexander T. Mason	CIT Group Inc. Retirement Plan (2)	0.58	$10,963
	Supplemental Retirement Plan (3)	0.58	$65,108
	Executive Retirement Plan (4)	n/a	n/a

			$76,071

Ron G. Arrington	CIT Group Inc. Retirement Plan (2)	24.92	$459,597
	Supplemental Retirement Plan (3)	24.92	$158,736
	Executive Retirement Plan (4)	n/a	n/a

			$618,333

Robert J. Ingato	CIT Group Inc. Retirement Plan (2)	21.25	$108,926
	Supplemental Retirement Plan (3)	21.25	$219,370
	Executive Retirement Plan (4)	n/a	n/a

			$328,296

(1)

The actuarial present value of accumulated benefits was computed on the basis of the same actuarial assumptions, with the exception of turnover, retirement, and pre-retirement mortality, as used to compute the accumulated benefit obligation as of December 31, 2009 and as stated in CIT’s Annual Report on Form 10-K filed on March 16, 2010, in “Note 19 — Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. With regard to turnover, retirement, and pre-retirement mortality, the present values of the accumulated benefits payable under the Retirement Plan and the Supplemental Retirement Plan have been computed based on the assumption that the executive would remain employed by CIT until age 65 (the normal retirement age as defined in both plans) and then retire and collect the accumulated benefit. The present values of the accumulated benefits payable under the Executive Retirement Plan has been computed based on the assumption that the executive would remain employed by CIT until the later of age 62.5 for Mr. Peek or age 60 in the case of each other named executive officer (the youngest age at which benefits can be received without any reduction) or the youngest age of benefit eligibility, and then retire and collect the accumulated benefit. Eligibility to receive early retirement benefits are more fully described under Narrative Information Relating to Retirement Arrangements for Named Executive Officers in this Proxy Statement.

(2)	The Retirement Plan is our tax-qualified plan and is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(3)

The Company maintains the Supplemental Retirement Plan for employees, including the named executive officers, whose benefit in the Retirement Plan is subject to limitations imposed under the Tax Code. The Supplemental Retirement Plan is further described under “Narrative Information Related to Retirement Arrangements for Named Executive Officers” in this Proxy Statement.

(4)

The Executive Retirement Plan is a nonqualified plan and is further described under “Retirement Arrangements for Named Executive Officers” in this Proxy Statement. Messrs. Mason, Arrington and Ingato are not participants in the Executive Retirement Plan.

NARRATIVE INFORMATION RELATING TO
RETIREMENT ARRANGEMENTS FOR NAMED EXECUTIVE OFFICERS

     In addition to the CIT Group Inc. Savings Incentive Plan (the “Savings Incentive Plan”), our 401(k) plan, we maintain three retirement arrangements in which Messrs. Peek, Leone, Mason, Arrington, and/or Ingato participate: the Executive Retirement Plan, the Supplemental Retirement Plan, and the Retirement Plan. The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax-qualified defined benefit pension plan that covers eligible employees in the United States. Each named executive officer, other than Mr. Peek in respect of the Executive Retirement Plan as more fully described below, will be eligible for early retirement benefits upon reaching 55 years of age with ten years of benefit service. Each of the named executive officers either has or will become retirement eligible as follows: Mr. Peek — 2/25/2012; Mr. Leone — 5/24/2008; Mr. Mason — 8/25/2016; Mr. Arrington — 9/16/2016; and Mr. Ingato — 7/3/2015. None of the named executive officers, other than Mr. Leone, met this requirement as of December 31, 2009.

Executive Retirement Plan

     Eligibility for executive officers to participate in the Executive Retirement Plan (the “ERP”) is determined by the Compensation Committee, based on the recommendation of the CEO. During 2006, the CEO resolved that eligibility to participate in the ERP will be limited to existing eligible participants, as of that time. Consequently, management has not recommended since 2006, and does not plan to recommend in the future, that any new participants become eligible for benefits under the ERP. Messrs. Peek and Leone participate in the Executive Retirement Plan; Messrs. Mason, Arrington and Ingato do not participate in the ERP. The ERP provides for an annual retirement benefit based upon a formula that takes into account the executive’s final base compensation and years of benefit service with CIT. The annual retirement benefit under the ERP formula is determined as final base compensation multiplied by the sum of 50% for the first 10 years of benefit service, plus 2% for each of the following years of benefit service up to maximum of 20 years. Final base compensation is defined as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under the ERP formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, the Supplemental Savings Plan, the Flexible Retirement Contribution Account under the Savings Incentive Plan, and certain predecessor plans of CIT.

     Benefits under the ERP are paid in the form of an annuity for life beginning at an executive’s normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with a benefit determined under the ERP formula that is reduced by 1/2% for each month that payments begin before reaching age 60. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive’s beneficiary, or as a life annuity.

     No benefits are payable under the ERP if an executive terminates employment prior to attaining ten years of benefit service, except in the case of Mr. Peek for whom the plan provides for an unreduced benefit with five years of benefit service, or in situations where the Board elects to terminate the plan or a change of control has occurred. Under certain circumstances, if an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

     The ERP also provides a death benefit for each of Messrs. Peek and Leone in the event the executive dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. CIT has purchased corporate-owned life insurance to fund this benefit and the retirement benefits payable under the Executive Retirement Plan.

Retirement Plan

     The Retirement Plan covers all officers and employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a “cash balance” formula, which became effective January 1, 2001. Under the cash balance formula, except for certain grandfathered participants, each participant’s accrued benefit as of December 31, 2000 was converted to a lump sum amount and each year thereafter the participant’s account balance is to be credited with a percentage of the participant’s benefit pay depending on the participant’s period of service as follows:

Period of Service	% of Benefits Pay
1 – 9 years	5
10 – 19 years	6
20 – 29 years	7
30 years or more	8

     For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual incentive awards, sales incentives and commissions, subject to certain limits under the plan and imposed under the Tax Code. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2009, the interest crediting rate was 4.25%. Upon termination after three years (five years if not employed after 2007) of employment or upon retirement, a participant’s benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

     Messrs. Leone and Ingato began earning benefits under the cash balance formula effective January 1, 2001. Messrs. Peek and Mason began earning benefits under the cash balance formula effective September 3, 2004 and June 16, 2009, respectively.

     Mr. Arrington elected in 2000 not to participate in the Retirement Plan cash balance program, and is therefore eligible instead to receive benefits under the Traditional Retirement Formula, determined as 1.25% of final average annual compensation, multiplied by final years of benefit service up to a maximum of 40 years. Final average annual compensation is determined to be the annual compensation for the 60 consecutive months (five years) during which annual compensation is highest within the last 120 months (ten years) of benefit service. Benefits may be reduced by 1/2% for each month (6% per year) in the event Mr. Arrington elects to retire and start receiving payments before age 60, but after attaining age 55.

Supplemental Retirement Plan

     The Supplemental Retirement Plan covers executives of CIT whose benefits under the Retirement Plan are limited by operation of the Tax Code. Each of Messrs. Peek, Leone, Mason, Arrington and Ingato participate in the Supplemental Retirement Plan. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant’s termination of employment with CIT. However, in order to comply with Section 409A of the of the Internal Revenue Code of 1986, as amended (“Section 409A”), benefits accrued under the Supplemental Retirement Plan through December 31, 2008 for active participants in the Executive Retirement Plan will be “frozen” and remain payable, according to the operation of the plan, as a lump-sum payment upon separation from service. Supplemental Retirement Plan benefits will continue to accrue after December 31, 2008, according to the operation of the plan, but that portion earned after 20 08 will be payable in the form of an annuity.

Other Plans

     The 401(k) Savings Incentive Plan covers all officers and employees in the United States who have at least 60 days of service and are 18 years of age or older. Under the plan, CIT matches 100% of a participant’s own pre-tax contributions to the plan up to the first 5% of eligible pay. Additionally, certain participants who were eligible and elected to remain covered under the Retirement Plan’s Traditional Retirement Formula receive flexible retirement contributions by CIT under the Savings Incentive Plan. Flexible Retirement Contributions of up to 3% of eligible pay are made as of December 31 each year, provided the participant is employed by CIT on December 31, left the company at or after age 55, or died or became disabled during the year. The excess of any Flexible Retirement Contributions limited by operation of the Tax Code are contributed under the Supplemental Savings Plan (the “SSP”), further described under the narrative information to the Nonqualified Deferred Compensation Table.

     The Tax Code requires the payment of the portion of benefits earned after December 31, 2004 for executive officers under the Executive Retirement Plan, the Supplemental Retirement Plan and the Supplemental Savings Plan (including potentially each of the named executive officers) to be delayed for six months if the officer’s employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

NONQUALIFIED DEFERRED COMPENSATION

Name	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Balance at Last FYE ($)
(a)	(c)	(d)		(f)
Jeffrey M. Peek	$ —	$430,642	(1)	$1,976,454	(1)
Joseph M. Leone (3)	$ —	$ 876	(4)	$ 29,604	(2)
Alexander T. Mason (3)	$ —	$ —		$ —
Ron G. Arrington (3)	$2,845 (5)	$ 2,544	(4)	$ 17,560	(2)
Robert J. Ingato (3)	$ —	$ —		$ —

(1)	Amounts shown represent earnings during 2009 and the balance at December 31, 2009 related to the Deferred Compensation Plan.

(2)	Amounts shown represent SSP balances as of December 31, 2009.

(3)	Messrs. Leone, Mason, Arrington and Ingato did not elect to participate in the CIT Group Inc. Deferred Compensation Plan.

(4)

Amounts shown represent earnings during 2009 related to balances in the Supplemental Savings Plan (“SSP”). SSP balances reflect accrued benefits prior to the conversion of the Retirement Plan to a “cash balance” formula in 2001.

(5)

The amount shown is included in “All Other Compensation” in the Summary Compensation Table for 2009 and represents a contribution made by the Company under the SSP. SSP contributions are only made for employees hired before November 1, 1999, who participated in the CIT Group Inc. Retirement Plan as of October 31, 2000, and elected not to participate in the retirement plan cash balance program. Mr. Arrington is the only named executive officer to meet this criteria.

NARRATIVE INFORMATION RELATING TO NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

     In 2005, we adopted the Deferred Compensation Plan (the “DCP”) which allows approximately 200 senior officers (including all of the named executive officers) the opportunity to defer payment of a portion of their base salary, up to a maximum of 50%, and certain incentive payments, up to a maximum of 75%. Deferred amounts are notionally invested in various investment benchmarks selected by the participant from those offered under the plan and that are aligned with those offered to participants under the Savings Incentive Plan. Changes to notional investment selections may be made on a daily basis. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant’s death, disability or unforeseeable emergency. Our obligations under the DCP are unsecured general obligations.

     Under the terms of our Long-Term Incentive Plan, Mr. Peek elected to defer payment of his January 2006 RSUs and his performance share award linked to the performance period commencing on January 1, 2005 and ending on December 31, 2007, pursuant to the provisions of his applicable award agreements, when those shares vest and become payable on each applicable vesting date.

Supplemental Savings Plan

     Participants in the SSP receive an allocation of amounts that were not able to be contributed to the flexible retirement contribution account under the Savings Incentive Plan as a result of limits imposed under the Tax Code. Such amounts are notionally invested in the same investments as the participant’s flexible retirement contributions under the Savings Incentive Plan. However, in order to comply with Section 409A, the notional investment return under the SSP will change for active participants in the ERP only, from the rate of investment return under the Savings Incentive Plan to a fixed rate of return as of December 31, 2008. The interest rate that will be used to determine such notional investment return under the SSP will be equal to the interest on 20-year Treasury Constant Maturities. Payments are made in a lump sum following the participant’s separation from service.

NARRATIVE INFORMATION RELATING TO
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Employment Agreements

     Three of our named executive officers, Messrs. Peek, Leone and Mason, have been party to employment agreements with CIT. A summary of the principal provisions of such agreements follows below, along with the impact of applicable requirements of EESA, ARRA and the Interim Final Rule described in the CD&A. Messrs. Arrington and Ingato are not party to employment agreements with CIT.

Jeffrey M. Peek

     Mr. Peek’s employment agreement, as amended on September 2, 2009, was scheduled to expire on September 2, 2010. Mr. Peek resigned as Chairman and Chief Executive Officer, and as a director, effective January 15, 2010.

Compensation and Benefits

     Pursuant to his employment agreement effective as of his resignation, as well as the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC Regulations, Mr. Peek did not receive any cash severance payment or bonus compensation for 2009. In addition, Mr. Peek did not receive company-paid continued benefits or any incremental age and service credit under any relevant CIT retirement plans.

     The following table summarizes the amounts to which Mr. Peek was entitled as of the date of his termination (valued as of the close of business on January 15, 2009). All of the following represent awards and benefits that had been earned for service prior to and through Mr. Peek’s last day of employment.

Unvested Equity and Unexercised Stock Options (1)	$ 0
Retirement Plan Benefits (2)	$4,778,056
401(k) Savings Incentive Plan (3)	$ 236,365
Deferred Compensation Balances (4)	$2,019,889

Total	$7,034,310

(1)

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date.

(2)	Represents the actuarial present values of future payments under all relevant CIT retirement plans including the Retirement Plan, the SRP and the ERP.

(3)

Represents the cumulative broad-based 401(k) Savings Incentive Plan balance, which will remain invested in the Savings Incentive Plan until Mr. Peek elects to receive distributions from the plan or rollover the balance to a separately held tax-qualified investment account.

(4)

The amount shown reflects salary and bonus compensation deferred in past years by Mr. Peek under the DCP, plus the cumulative notional investment returns through the valuation date. The Tax Code requires that payment of Mr. Peek’s DCP balance be delayed for six months, until July 2010.

Restrictive Covenants

     Mr. Peek’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for two years following a resignation without “good reason” (as defined in his employment agreement) or a termination of employment by CIT for “cause” (as defined in his employment agreement), Mr. Peek may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, or (ii) disparage or publicly criticize CIT or any of its affiliates. (Mr. Peek’s ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Peek may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Joseph A. Leone

Compensation and Benefits

     Mr. Leone’s employment agreement, as last amended on December 18, 2009, is scheduled to expire on April 30, 2010, the effective date of Mr. Leone’s announced intention to retire. Effective January 1, 2010, Mr. Leone’s employment agreement provides for the payment of an annual base salary at a rate of $1.3 million, payable 50% in cash and 50% in the form of salary shares granted pursuant to a separate award agreement. Mr. Leone is also entitled to an annual bonus pursuant to CIT’s incentive plans and programs (with a target bonus of 150% of annual base salary), except as limited by the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC Regulations.

     Mr. Leone’s employment agreement provides for his participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. In addition, the agreement provides for continued participation in CIT’s ERP and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of Mr. Leone’s agreement. Mr. Leone is also eligible to receive benefits under the CIT retiree medical and life insurance plan.

Termination and Change of Control Arrangements

     As amended, Mr. Leone’s employment agreement provides that any termination or resignation will be treated as a “retirement,” except for terminations that are due to death or disability; for cause; or without cause during the change of control extension period. Mr. Leone’s amended employment does not include the concepts of “good reason” and “evergreen” renewal.

     In the event of a termination due to death or disability, Mr. Leone (or his estate) is entitled to a lump sum payment equal to the sum of his annual base salary, a prorated bonus payment, full accelerated vesting with respect to outstanding equity compensation awards, and amounts due under CIT’s general benefits plans and programs, if any. In addition, for a termination due to disability, Mr. Leone is entitled to continue to accrue age and service credit through retirement for purposes of CIT’s retirement plans. In the event of a termination due to retirement, Mr. Leone is entitled to a prorated bonus payment, except as limited by the restrictions imposed by EESA, ARRA, the Interim Final Rule and/or FDIC Regulations.

     Upon his retirement, Mr. Leone is not scheduled to receive any cash severance payment, bonus compensation for 2010, or company-paid continued benefits or any incremental age and service credit under all relevant CIT retirement plans.

Change of Control

     Change of control (as defined in Mr. Leone’s employment agreement) provisions included in Mr. Leone’s employment agreement, which are limited by FDIC Regulations, include: (1) the term of his employment agreement will be extended to the second anniversary of the change of control, (2) should his employment be terminated without cause during the two-year extension period, Mr. Leone will receive a prorated bonus, continued salary and bonus for two and one-half years payable in a lump sum, continued benefits for up to two and one-half years, two years of age and service credit under all relevant CIT retirement plans, and outplacement services, (3) all of Mr. Leone’s outstanding equity compensation awards will fully vest and he generally will have two years to exercise outstanding options, and (4) in the event that Mr. Leone becomes subject to excise taxes under Section 4999 of the Tax Code, he will receive a gross up payment equal to the amount of such excise taxes.

Restrictive Covenants

     Mr. Leone’s employment agreement requires him to sign a release of claims in connection with his retirement or termination without cause. Mr. Leone’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason, Mr. Leone may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination, or (ii) disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Leone may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

Alexander T. Mason

     Mr. Mason’s employment agreement, dated June 16, 2008, was scheduled to expire on May 31, 2010. Mr. Mason announced that he would be leaving CIT effective February 26, 2010 and agreed to forego severance and any other compensation other than the earned cash compensation he is entitled to receive for 2009 and until termination.

     Mr. Mason continued to receive a base salary at an annual rate of $650,000 through the date of his termination, and an additional cash payment of $1,350,000 provided for in his employment agreement.

     Mr. Mason’s employment agreement provided for his participation in all other employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally applicable to executive employees. After termination of employment, Mr. Mason may elect to purchase benefits equivalent to the medical benefit offered under the CIT retiree medical and life insurance plans.

     Mr. Mason was further entitled to be reimbursed up to $75,000 for reasonable attorneys’ fees in connection with the separation of his employment.

Restrictive Covenants

     Mr. Mason’s employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for up to two years following a resignation without good reason or a termination of employment by CIT for cause, Mr. Mason may not disparage or publicly criticize CIT or any of its affiliates. In addition, while employed by CIT and for two years following termination of employment for any reason, Mr. Mason may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring, or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same. A requirement in Mr. Mason’s employment agreement, that he may not knowingly engage or be interested in any business in the United States that is in competition with any lines of business that account for at least 10% of CIT’s gross revenues, was waived by the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

     As described above, we have entered into certain agreements and maintain certain plans that will require CIT to provide compensation to our named executive officers in the event of a termination of employment of the named executive officer or a change of control of CIT. The amount of compensation payable to each named executive officer in each situation is listed in the table below, based on the assumption that the triggering event took place on December 31, 2009, with the exception of Messrs. Peek and Mason for whom compensation and benefits payable upon termination are provided under the heading “Employment Agreements” above.

     As shown in the Outstanding Equity Awards At Fiscal Year-End table, each named executive officer currently did not hold any unvested equity-based awards at December 31, 2009, and no value is associated with accelerated vesting of awards in respect of each executive’s potential termination of employment as of that date.

     During 2009, the payment of compensation to our named executive officers in the event of a termination of employment or a change of control was prohibited by the American Recovery and Reinvestment Act of 2009 (“ARRA”), which prohibits all severance payments to Senior Executive Officers (“SEOs”) and the next five most highly compensated employees. In addition, the Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”) prohibited CIT from making any “golden parachute” payments (such as severance payments, accelerated vesting of equity awards or deferred compensation or enhancement of retirement benefits) to SEOs on account of an applicable severance from employment. Separately, FDIC Regulations continue to prohibit CIT from making any “golden parachute” payments to SEOs on account of an applicable severance from employment. CIT will only make such payments as allowed by FDIC Regulations and available regulatory guidance.

     Amounts shown below do not include payments and benefits to the extent they are generally provided to all U.S. employees under each situation listed including severance, disability benefits, life insurance payable upon death during employment, retiree medical and life insurance benefits, and vested balances under the 401(k) plan. The amounts also do not include pension benefits, set forth in the Pension Plan Table, or DCP and SSP balances shown in the Nonqualified Deferred Compensation Table. The amounts shown in the table below assume that EESA and FDIC “golden parachute” prohibitions do not apply.

Termination Reason	Name	Severance (1)	Present Value of Incremental Pension Benefits (2)	Present Value of Health/ Welfare Benefits (3)	280G Tax Grossup (4)	Total (5)

Retirement	Joseph M. Leone	$ 975,000	n/a	n/a	n/a	$ 975,000
	Ron G. Arrington	$ —	n/a	n/a	n/a	$ —
	Robert J. Ingato	$ —	n/a	n/a	n/a	$ —

Death	Joseph M. Leone	$1,625,000	n/a	$1,950,000	n/a	$3,575,000
	Ron G. Arrington	$ —	n/a	n/a	n/a	$ —
	Robert J. Ingato	$ —		n/a	n/a	$ —

Disability	Joseph M. Leone	$1,625,000	n/a	n/a	n/a	$1,625,000
	Ron G. Arrington	$ —	n/a	n/a	n/a	$ —
	Robert J. Ingato	$ —	n/a	n/a	n/a	$ —

Change of Control	Joseph M. Leone	$5,037,500	$1,106,533	$ 99,500	$ —	$6,243,533
	Ron G. Arrington	$ —	n/a	n/a	n/a	$ —
	Robert J. Ingato	$ —	n/a	n/a	n/a	$ —

(1)

Represents the value payable in a lump-sum of Mr. Leone’s target bonus based on 150% of his annual cash base salary, plus one-times his annual cash base salary in the event of death or disability, or two and one-half times his combined cash salary plus target bonus in the event of his termination following a Change of Control, pursuant to terms of his employment agreement. Messrs. Arrington and Ingato are eligible to receive un-enhanced severance benefits pursuant to arrangements that generally cover all U.S. employees, which are not included in the table above.

(2)

Amounts shown represent the present value of incremental two years age and service credit above the pension benefits set forth in the Pension Plan table, in the event of an involuntary termination of employment other than for cause, pursuant to Mr. Leone’s employment agreement. Present values of the under the Executive Retirement Plan and Supplemental Retirement Plan are based on FASB ASC Topic 715 assumptions of a discount rate of 5.75% and 6.00%, respectively, and the Generational PPA Sex Distinct Annuitant table.

(3)

Includes, as applicable to Mr. Leone (a) the estimated value of medical or dental coverage premiums for individual policies to provide coverage for a period of two and one-half years; (b) the estimated cost of company provided basic group life insurance that provides one times base salary plus the cost of accidental death and dismemberment insurance that provides one times base salary (the base salary is capped at $500,000 under the plan); and (c) the estimated cost to purchase individual disability insurance policy coverage for a period of two and one-half years. In the event of death, the amount shown for Mr. Leone represent three times annual base salary pursuant to the Executive Retirement Plan.

(4)	Represents an estimate of excise tax pursuant to Section 280G of the Tax Code and the related contractual gross-up based on the value of amounts and benefits payable under each termination scenario.

NARRATIVE DISCLOSURE OF COMPENSATION POLICIES AND
PRACTICES AS THEY RELATE TO RISK MANAGEMENT

     As disclosed above in the Compensation Committee’s Narrative Risk Disclosure, CIT, the Committee and the Committee’s external consultant have reviewed CIT’s compensation policies and plans as they apply to all employees across all business segments to determine whether employee compensation plans encourage excessive risk-taking that may expose CIT to material business risks.

     The process examined the policies and plans based on six categories that are tailored to discern whether the plan encourages excess risk: incentive design, strategic alignment & goal-setting, pay opportunity, process, monitoring (position eligibility) and administrative. Corporate controls and the audit process were predominant considerations in the assessments.

     After conducting the review, the overall conclusion of the Committee and the Committee’s external consultants is that the Company’s compensation plans for employees do not encourage risk-taking that is reasonably likely to have a material adverse affect on CIT. The Committee intends to conduct the review process at least annually.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Option Awards (3) ($)	Total ($)
(a)	(b)	(c)	(d)	(h)
Gary C. Butler	$20,000	$—	$—	$20,000
Michael A. Carpenter	$60,000	$95,001	$213,601	$368,602
Michael J. Embler	$5,000	$68,778	$98,479	$172,257
William M. Freeman	$60,000	$45,001	$123,664	$228,665
Susan M. Lyne	$50,000	$45,001	$101,180	$196,181
James S. McDonald	$20,000	$—	$—	$20,000
Marianne Miller Parrs	$60,000	$50,000	$123,664	$233,664
Arthur B. Newman	$5,000	$68,778	$98,479	$172,257
Daniel A. Ninivaggi	$5,000	$68,778	$98,479	$172,257
R. Brad Oates	$5,000	$68,778	$98,479	$172,257
Timothy M. Ring	$20,000	$—	$—	$20,000
Vice Admiral John R. Ryan	$60,000	$59,002	$123,664	$242,666
Christopher H. Shays	$55,000	$95,001	$213,601	$368,602
Seymour Sternberg	$60,000	$50,000	$101,180	$211,180
Peter J. Tobin	$60,000	$50,000	$123,664	$233,664
Lois M. Van Deusen	$75,000	$45,001	$157,391	$277,392

(1)

Directors receive an annual retainer of $60,000 which is payable as cash or converted into restricted shares or stock options at each director’s election, as shown in the table that follows below. Retainers are payable in two installments on a semi-annual basis in May, for the six months beginning in May and ending in October, and in October, for the six months beginning in November and ending in April of the following calendar year. The grant date fair value of restricted shares or stock options granted at each director’s election is also included in the values shown in the “Stock Awards” and “Option Awards” columns of the Director Compensation Table, respectively, pursuant to the SEC’s disclosure rules.

	Jan’09-Apr’09		May’09-Dec’09
	Cash	Stock/ Options	Cash	Stock/ Options	Cash Paid in Advance	2009 Total
Messrs. Butler, McDonald and Ring	$ 0	$20,000	n/a	n/a	—	$20,000
Mr. Carpenter	n/a	n/a	$35,000	$ 0	25,000	$60,000
Messrs. Embler, Newman, Ninivaggi and Oates	n/a	n/a	$ 5,000	n/a	—	$ 5,000
Mr. Freeman	$20,000	$ 0	$40,000	$ 0	—	$60,000
Ms. Lyne	$ 0	$20,000	$30,000	$ 0	—	$50,000
Ms. Miller Parrs, Messrs. Sternberg and Tobin	$10,000	$10,000	$40,000	$ 0	—	$60,000
Mr. Ryan	$ 5,000	$15,000	$28,000	$12,000	—	$60,000
Mr. Shays	n/a	n/a	$40,000	$ 0	15,000	$55,000
Ms. Van Deusen	$ 0	$20,000	$20,000	$20,000	15,000	$75,000

On May 12, 2009, 2,822 shares of restricted stock were granted at Mr. Ryan’s election based on the fair market price of CIT common stock on the date of grant of $3.19 per share. These shares had a grant date fair value of $9,002 and vest 100% on the first anniversary of the date of the award.

On May 12, 2009, 14,151 stock options were granted at Ms. Van Deusen’s election based on the fair market price of CIT common stock on the date of grant of $3.19 per share. These grants had a grant date fair value of $33,727 and become exercisable 100% on the first anniversary of the date of the award.

No restricted stock or stock options were granted to Directors during 2009 in respect of annual retainers other than the two awards granted on May 12, 2009 listed above.

The amounts shown under the heading “Jan’09-Apr’09” were paid during 2008 in respect of service during 2009.

The amounts shown under the heading “May’09-Dec’09” exclude amounts paid during 2009 in respect of service during 2010. The amounts shown for Mr. Shays and Ms. Van Deusen include $15,000 paid in advance during 2009 in respect of time subsequent to their resignation from the Board of Directors, from February 2010 through April 2010. The amount shown for Mr. Carpenter includes $25,000 paid in advance during 2009 in respect of time subsequent to his resignation from the Board of Directors, from December 2009 through April 2010.

(2)

Represents the aggregate grant date fair value of stock awards granted during 2009 for each director computed in accordance with FASB ASC 718, other than for shares of restricted stock granted as part of the annual retainer and shown in footnote 1 above. These amounts do not represent the actual value realized by each director. The grant date fair value is determined based on the fair market value of CIT common stock on the date of grant.

On May 12, 2009, restricted stock was granted to active directors based on the fair market price of CIT common stock on the date of grant of $3.19 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The number of shares granted and grant date fair value of these grants is as follows: Mr. Carpenter — 29,781 shares ($95,001), Mr. Freeman — 14,107 shares ($45,001), Ms. Lyne — 14,107 shares ($45,001), Ms. Miller Parrs — 15,674 shares ($50,000), Mr. Ryan — 15,674 shares ($50,000), Mr. Shays — 29,781 shares ($95,001), Mr. Sternberg — 15,674 shares ($50,000), Mr. Tobin — 15,674 shares ($50,000), and Ms. Van Deusen — 14,107 shares ($45,001).

On December 18, 2009, 2,501 shares of restricted stock were granted to each of Messrs. Embler, Newman, Ninivaggi and Oates upon joining the Board of Directors. The number of shares granted was based on the fair market price of CIT common stock on the date of grant of $27.50 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The grant date fair value of these grants is $68,778.

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date. The number of unvested restricted stock awards outstanding at December 31, 2009, including the grants made during December 2009, was as follows:

Messrs. Embler, Newman, Ninivaggi and Oates	2,501 shares
Messrs. Butler, Carpenter, and Freeman; Ms. Lyne; Mr. McDonald; Ms. Miller Parrs; Messrs. Ring, Ryan, Shays, Sternberg and Tobin; Ms. Van Deusen	0 shares

(3)

Represents the aggregate grant date fair value of stock options granted during 2009 for each Director computed in accordance with FASB ASC 718, other than for stock options granted as part of the annual retainer and shown in footnote 1 (above). The valuation method and related assumptions used to determine the fair market value on the date of grant is further discussed in the Annual Report on Form 10-K filed by CIT on March 16, 2010, under the heading “Long-Term Incentive Plan” in “Note 19 — Retirement, Other Postretirement and Other Benefit Plans” to the consolidated financial statements. These amounts do not represent the actual value realized by each director.

On May 12, 2009, stock options were granted to active Directors with an exercise price based on the fair market price of CIT common stock on the date of grant of $3.19 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The number of stock options granted and grant date fair value of these grants is as follows: Mr. Carpenter — 89,623 options ($213,601), Mr. Freeman — 51,887 options ($123,664), Ms. Lyne — 42,453 options ($101,180), Ms. Miller Parrs — 51,887 options ($123,664), Mr. Ryan — 51,887 options ($123,664), Mr. Shays — 89,623 options ($213,601), Mr. Sternberg — 42,453 options ($101,180), Mr. Tobin — 51,887 options ($123,664), and Ms. Van Deusen — 51,887 options ($123,664).

On December 18, 2009, 7,506 stock options were granted to each of Messrs. Embler, Newman, Ninivaggi and Oates upon joining the Board of Directors with an exercise price based on the fair market price of CIT common stock on the date of grant of $27.50 per share. These grants vest in three equal installments on the first, second, and third anniversaries of the date of the award. The grant date fair value of these grants is $98,479.

Pursuant to the Reorganization Plan, all equity-based awards with respect to pre-emergence Common Stock issued under incentive plans and granted prior to December 10, 2009 were cancelled with effect on that date. The number of stock options outstanding at December 31, 2009, including the grants made during December 2009, was as follows:

Messrs. Embler, Newman, Ninivaggi and Oates	7,506 options
Messrs. Butler, Carpenter, and Freeman; Ms. Lyne; Mr. McDonald; Ms. Miller Parrs; Messrs. Ring, Ryan, Shays, Sternberg and Tobin; Ms. Van Deusen	0 options

Director Compensation

     Non-employee directors were paid during 2009 under the compensation structure described below. Mr. Peek’s compensation was based solely on his role as CEO of CIT. He received no additional compensation for serving as a director of CIT. In addition to the compensation described below, each Director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Initial Equity-Based Awards

     A one-time equity-based grant of $100,000 is awarded at the time of appointment to the Board. One-half of the value ($50,000) is granted in the form of stock options, and the remaining value ($50,000) is granted in the form of restricted stock. One-time equity-based grants of $100,000 were also awarded in January 2010 or February 2010 to five active directors who were appointed to the Board of Directors prior to the confirmation of the Reorganization Plan.

Annual Compensation

     The following table outlines the elements of compensation paid annually for each twelve-month period beginning in May and ending in April of the following calendar year, and determined by each director’s role on the Board. The presentation below varies from the presentation format in the Director Compensation Table (“DCT”) set forth in this Proxy Statement primarily due to the timing of payments/awards during 2009.

	Non-Audit Committee/Non- Committee Chair	Audit Committee (except Chair)	Committee Chairs (except Audit Committee)	Lead Director/Audit Committee Chair
Annual Cash Retainer (1)	$ 60,000	$ 60,000	$ 60,000	$ 60,000
Stock Options	$ 45,000	$ 45,000	$ 55,000	$ 55,000
Restricted Stock	$ 45,000	$ 50,000	$ 45,000	$ 50,000

	$150,000	$155,000	$160,000	$165,000

(1)	Directors may elect to receive retainer in any combination of cash, stock options or restricted stock.

Annual Cash Retainer

     A cash retainer of $60,000 is payable each year. Directors may elect to receive, in lieu of 100% cash, any combination of cash, stock options or restricted stock.

Annual Equity-Based Awards

     All directors receive equity-based awards of $90,000 each year. One-half of the value ($45,000) is granted in the form of stock options, and the remaining value ($45,000) is granted in the form of restricted stock. The Lead Director and members of the Audit Committee receive an additional $5,000 in the form of restricted stock. The Lead Director and directors who Chair a committee of the Board receive an additional $10,000 in the form of stock options.

Meeting Fees

     No additional fees are paid for attendance at Board or committee meetings.

Out-of-Pocket Expenses

     Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board or committee meetings and functions, or for continuing education related to being a director of CIT.

Timing of Payments / Awards

     Cash retainers are paid in two installments on a semi-annual basis, in conjunction with the May Board meeting and the October earnings announcement.

     Annual equity-based awards are granted once per year, in conjunction with the May Board meeting.

Terms / Conditions of Equity-Based Awards

Conversion to Restricted Stock:

Compensation paid in the form of restricted stock shall be converted to a number of shares based on a price that is equal to the closing price on the New York Stock Exchange of CIT stock on the applicable date of grant.

Conversion to Stock Options:

Compensation paid in the form of stock options shall be converted to a number of options in a manner generally consistent with the formula approved by the Compensation Committee applicable to the conversion of equity-based awards granted to employees of CIT.

Stock Option Exercise Price:	The per share exercise price for all equity-based awards granted in the form of stock options shall equal the closing price of CIT’s common stock on the NYSE on the applicable grant date.

Vesting schedule:
  Annual equity-based grants and one-time equity-based grants awarded at the time of appointment to the Board shall vest, and in the case of stock options become exercisable, in three equal annual installments beginning with the first anniversary of the date of grant.

  Any portion of an annual retainer granted in the form of stock options shall immediately vest as of the date of grant, but shall not become exercisable before the first anniversary of the date of grant.

  Any portion of an annual retainer granted in the form restricted stock shall vest 100% on the first anniversary of the date of grant

Period of Restriction:	Prior to vesting, shares of restricted stock generally may not be sold, transferred, pledged, or assigned.

Change of Control:

Upon a Change of Control prior to the termination of a Participant’s membership on the Board, all stock options that have not been terminated prior to the effective date of the Change of Control shall immediately vest and become exercisable and shall remain exercisable until the earlier of (i) the expiration of the stock option term and (ii) the second anniversary of the Participant’s termination of membership on the Board.

All unvested shares of Restricted Stock shall immediately vest upon the effective date of a Change of Control.

Treatment Upon Termination of Board Membership:

Death, Disability, or Approved Departure: Unvested awards vest immediately; Options remain exercisable until the earlier of (i) three (3) years after the date of the Participant’s death or Disability and (ii) the expiration of the Option Term.

Termination for any reason other than death, Disability or an Approved Departure: Unvested awards are cancelled; previously vested Options remain exercisable until the earlier of (i) the expiration of three (3) months after the termination event or (ii) the expiration of the Option Term.

Upon vesting, shares of Restricted Stock shall no longer be subject to any transfer restrictions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The table below shows the name and address of each person or company known to CIT that beneficially owns in excess of 5% of any class of voting stock. Information in this table is as of March 15, 2010, based upon reports on Schedule 13G filed with the Securities and Exchange Commission on or before March 16, 2010.

Title of Class of Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Common Stock	(1) Carl C. Icahn	(3) 12,131,667	6.07%
	(2) c/o Icahn Associates Corp.
	767 Fifth Avenue, 47th Floor
	New York, NY 10153

Common Stock	(4) Fairholme Capital	(5) 14,321,338	7.20%
	Management, L.L.C.
	4400 Biscayne Boulevard
	9th Floor
	Miami, FL 33137

Common Stock	(6) David Einhorn	(7) 10,590,429	5.3%
	140 East 45th Street
	24th Floor
	New York, NY 10017

(1)

Carl C. Icahn reports on behalf of himself and the following entities, pursuant to a Joint Filing Agreement: High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”) and Beckton Corp. (“Beckton”).

(2)

Principal business office of High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue, Suite 1210, White Plains, NY 10601; and the principal business office of Icahn Master, Icahn Master II and Icahn Master III is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands.

(3)	Carl C. Icahn reports shared voting power over 12,131,667 shares and shared dispositive power over 12,131,667 shares.

(4)	Fairholme Capital Management, L.L.C. reports on behalf of itself, Bruce R. Berkowitz, and Fairholme Funds, Inc.

(5)	Fairholme Capital Management, L.L.C. reports shared voting power over 12,915,038 shares and shared dispositive power over 14,321,338 shares.

(6)

David Einhorn reports on behalf of himself and the following entities, pursuant to a Joint Filing Agreement: Greenlight Capital, L.L.C., Greenlight Capital, Inc., DME Advisors, L.P., and DME Advisors GP, L.L.C.

(7)	David Einhorn reports shared voting power over 10,590,429 shares and shared dispositive power over 10,590,429 shares.

Security Ownership of Directors and Executive Officers

     The table below shows, as of February 16, 2010, the number of shares of CIT common stock owned by each director, by the named executive officers, and by the directors and executive officers as a group.

Name of Individual	Amount and Nature of Beneficial Ownership (CIT Common Stock and Exchangeable Shares) (1)(2)	Percentage of Class
John A. Thain	1,307
Jeffrey M. Peek	0	*
Michael J. Embler	2,551	*
William M. Freeman	1,520	*
Arthur B. Newman	2,501	*
Daniel A. Ninivaggi	2,501	*
R. Brad Oates	2,501	*
Marianne Miller Parrs	1,520	*
Gerald Rosenfeld	1,939	*
John R. Ryan	1,520	*
Seymour Sternberg	1,520	*
Peter J. Tobin	1,634	*
Laura S. Unger	1,939	*
Alexander T. Mason	0	*
Joseph M. Leone	1,215	*
Ron Arrington	0	*
Bob Ingato	0	*
All Directors and Executive Officers as a group (21 persons)	24,168	*

*	Represents less than 1% of our total outstanding Common Stock.

(1)

Includes restricted stock units awarded to Mr. Thain that are fully vested and that do not have voting rights, of which 594 are subject to a one year holding period and 713 of which are subject to a 3 year holding period.

(2)

Includes shares of restricted stock issued under our equity compensation plans, for which the holders have voting rights, but for which ownership has not vested, in the following amounts: Mr. Embler — 2,551 shares, Mr. Freeman — 1,520 shares, Mr. Newman — 2,501 shares, Mr. Ninivaggi — 2,501 shares, Mr. Oates — 2,501 shares, Ms. Parrs — 1,520 shares, Mr. Rosenfeld — 1,939 shares, Mr. Ryan — 1,520 shares, Mr. Sternberg — 1,520 shares, Mr. Tobin — 1,634 shares, Ms. Unger — 1,939 shares, and Mr. Leone — 1,215 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Board has adopted a written policy (the “Related Person Transactions Policy”) for the review and approval of “related person transactions,” which is defined under the policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which CIT was or is to be a participant, the amount involved exceeds $120,000, and an executive officer, director, director nominee, or a 5% beneficial owner of any class of CIT’s voting securities (or any of their respective immediate family members) had or will have a direct or indirect material interest, other than the following:

  interests arising solely from the related person’s position as a director or limited partner, or from the direct or indirect ownership by the related person, and all other related persons, in the aggregate of less than a 10% equity interest in another corporation or organization that is a participant in the transaction;

  amounts due from related persons to CIT for purchases of goods and services subject to usual trade terms, for ordinary business travel and expense payments, and for other indebtedness transactions in the ordinary course of business;

  interests arising solely from the ownership of a class of CIT’s equity securities, if all holders of that class of equity securities receive the same benefit on a pro rata basis;

  transactions where price is determined by competitive bid, or where the service is rendered as a common carrier or public utility at rates fixed pursuant to law;

  transactions that involve compensation to a director, or compensation to executive officers, approved or recommended to the Board for approval by the Compensation Committee;

  interests arising solely from the related person’s position as an executive officer or director of another entity that is a participant in the transaction, where (a) the related person and his or her immediate family members own in the aggregate less than a 5% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction, and (c) the amount involved in the transaction equals less than 2% of the annual gross revenues of each of CIT and the other entity that is a participant in the transaction.

     Any proposed related person transaction will be considered at the next meeting of the Nominating & Governance Committee, but if it is not desirable for CIT to wait until the next meeting, the transaction will be submitted to the Chairman of the Nominating & Governance Committee for approval, subject to reporting any such approval at the next Nominating & Governance Committee meeting. In either case, the benefits to CIT, the availability of other sources of comparable products or services, the terms of the transaction, the terms available to unrelated third parties, and whether the transaction was undertaken in the ordinary course of business, will be considered. The Nominating & Governance Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of CIT and its stockholders, as the Nominating & Governance Committee determines in good faith. In certain circumstances, if the Chief Executive Officer, Chief Financial Officer or General Counsel of CIT becomes aware of a related person transaction that has not been previously approved or ratified under the policy, the Nominating & Governance Committee will determine if rescission of the transaction is appropriate, and will request that the Chief Financial Officer evaluate CIT’s controls and procedures to ascertain the reason the transaction was not submitted to the Nominating & Governance Committee or its Chair for prior approval.

     We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arms length basis at a fair market value for the transaction.

     Carl C. Icahn, through various affiliates, beneficially owned over 5% of our outstanding common stock as of December 31, 2009. American Railcar Industries (“ARI”), a company indirectly owned by Mr. Icahn, sells, finances, repairs and manages rail cars to, or on behalf of, CIT. During 2009, CIT paid ARI approximately $175 million in the aggregate for new railcars purchased and/or financed, railcar repairs, fleet management services and property tax services. CIT currently expects to purchase approximately $25 – $30 million of such products and/or services from ARI in 2010. Icahn Enterprises L.P., a company controlled by Mr. Icahn, acquired ARI from another company controlled by Mr. Icahn in January 2010. The transactions with ARI were not subject to our Related Person Transactions Policy because they were entered into before Mr. Icahn became a 5% beneficial owner of our common stock. For more information about these matters, see “CIT’s Corporate Governance —Independence of Directors”.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), 300 Madison Avenue, New York, New York 10017, as independent auditors to audit CIT’s financial statements, to review management’s assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2010, and to perform appropriate auditing services. A resolution will be presented at the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the common stock represented at the meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the selection of independent auditors.

   PwC has audited our financial statements since June 2001. A member of PwC will be present at the meeting, will have the opportunity to make a statement, if he or she desires to do so, and will be available to respond to stockholders’ questions.

Fees for Professional Services

     The table below shows the aggregate fees, including out-of-pocket expenses, for professional services billed by PwC related to the years ended December 31, 2009 and December 31, 2008 (in millions):

	Year ended December 31, 2009	Year ended December 31, 2008

Audit fees (a) (b)	$14.47	$15.67
Audit-related fees (c)	0.13	0.11
Tax fees (d)	1.01	0.44
All other fees (e)	0.01	0.01

Total Fees	$15.62	$16.23

(a)

Audit fees include fees billed for audit services related to the respective fiscal years presented, including the audit of CIT’s consolidated financial statements and effectiveness of internal controls over financial reporting, limited reviews of CIT’s unaudited interim financial statements, and as appropriate, statutory and subsidiary audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the Securities and Exchange Commission. The audit fees in the 2008 column have been updated compared to the proxy statement filed on April 1, 2009 primarily to include fees for subsidiary audits related to fiscal 2008 that were agreed to after the filing of the previous proxy statement.

(b)	Does not include additional audit fees related to fiscal year 2007 of approximately $130,000 primarily for subsidiary audits that have not been billed.

(c)

Audit related fees include fees billed in each of the respective years presented for assurance and related services, including audits of employee benefit plans, review of our service centers, and guidance related to emerging accounting standards.

(d)	Tax fees include fees billed in each of the respective years presented for tax services rendered for tax return preparation, tax compliance and tax advice.

(e)	All other fees include fees billed in each of the respective years presented for user licenses for access to a technical reference library.

     The Audit Committee has determined that CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to the Audit Committee Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $150,000 in any year. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as described above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2009.

     The Board of Directors recommends a vote “For” the ratification of PricewaterhouseCoopers LLP as CIT’s independent auditors for 2010.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to ratify the selection of our independent auditors.

PROPOSAL 3

STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

     In accordance with the corporate governance best practices exemplified by the American Recovery and Reinvestment Act of 2009 (the “Act”), CIT is submitting to stockholders a non-binding vote to approve the compensation of executives as disclosed pursuant to the compensation disclosure rules of the SEC.

     The Board therefore is providing you, as a stockholder, the opportunity to approve CIT’s compensation of executives and recommends that you approve, in an advisory vote, the following resolution:

RESOLVED, that the stockholders approve the compensation of CIT’s executives, as disclosed in CIT’s Proxy Statement for the 2010 Annual Meeting of Stockholders (including the CD&A, the compensation tables, and any related material).

     As provided for in the Act, your vote is advisory only and therefore is not binding upon the Board. The Act further provides that your vote cannot be construed as overruling a decision by the Board, nor to create or imply any additional fiduciary duty by the Board, nor to restrict or limit the ability of our stockholders to make proposals for inclusion in future proxy materials related to executive compensation.

     The Board of Directors recommends a vote “For” approving the compensation of CIT’s executives, as described in this Proxy Statement.

     The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the compensation for our executives, pursuant to the American Recovery and Reinvestment Act of 2009, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission.

OTHER BUSINESS

     CIT’s management does not intend to bring any business before the 2010 Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any other matters properly come before the 2010 Annual Meeting, it is intended that the persons named in the proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders that were submitted after the deadline.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2011 ANNUAL MEETING

     Stockholder proposals to be included in the proxy statement for CIT’s next annual meeting must be received by the Secretary of CIT not later than December 1, 2010.

     Also, under CIT’s By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of CIT not later than the close of business on February 10, 2011 and not earlier than January 11, 2011. The notice must contain the information required by CIT’s By-Laws.

     These advance notice provisions are in addition to, and separate from, the requirements which a stockholder must meet to have a proposal included in the proxy statement under the rules of the SEC.

     Copies of CIT’s By-Laws are available on CIT’s website at www.cit.com or may be obtained from the Secretary.

By Order of the Board of Directors

Robert J. Ingato
Executive Vice President
General Counsel and Secretary

March 31, 2010

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